UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ImmunoCellular Therapeutics, Ltd.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMMUNOCELLULAR THERAPEUTICS, LTD.

23622 Calabasas Road, Suite 300

Calabasas, California 91302

August     , 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of ImmunoCellular Therapeutics, Ltd. The meeting will be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, beginning at 8:00 A.M., local time, on Friday, September 20, 2013.

The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes six items to be voted on by the stockholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card (or use telephone or Internet voting procedures, if offered by your broker), even if you plan to attend the meeting.

I hope you will join us.

Sincerely,

/s/ John S. Yu
John S. Yu, M.D.
Chairman of the Board

IMMUNOCELLULAR THERAPEUTICS, LTD.

23622 Calabasas Road, Suite 300

Calabasas, California 91302

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on September 20, 2013

Notice is hereby given to the holders of common stock, $0.0001 par value per share, of ImmunoCellular Therapeutics, Ltd. (“ImmunoCellular,” the “Company,” “we” or “our”) that the Annual Meeting of Stockholders will be held on Friday, September 20, 2013 at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, beginning at 8:00 A.M., local time, for the following purposes:

(1)	To elect the Board of Directors’ seven nominees to serve on the Board of Directors until the 2014 Annual Meeting of Stockholders;

(2)	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 99,000,000 to 149,000,000;

(3)	To approve the 2006 Equity Incentive Plan, as amended (the “Equity Plan”) to increase the number of shares of the Company’s common stock authorized for issuance under the Equity Plan from 8,000,000 to 12,000,000;

(4)	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

(5)	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (a “Say-on-Pay” vote);

(6)	To indicate, on an advisory basis, the preferred frequency of future stockholder Say-On-Pay votes (a “Say-When-on-Pay” vote); and

(7)	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Only those stockholders of record at the close of business on August 2, 2013 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

By Order of the Board of Directors

August , 2013	/s/ John S. Yu
John S. Yu, M.D.
Corporate Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON.

i

IMMUNOCELLULAR THERAPEUTICS, LTD.

23622 Calabasas Road, Suite 300

Calabasas, California 91302

Annual Meeting of Stockholders to be Held on September 20, 2013

PROXY STATEMENT

This Proxy Statement is furnished to holders of the common stock, $0.0001 par value per share, of ImmunoCellular Therapeutics, Ltd., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2013 Annual Meeting of Stockholders to be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, beginning at 8:00 A.M., local time, on Friday, September 20, 2013, and at any postponement or adjournment of the Annual Meeting.

This Proxy Statement and the accompanying proxy card are being mailed to our stockholders on or about August     , 2013.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which are (1) to elect the Board of Directors’ seven nominees to serve on our Board of Directors until the 2014 Annual Meeting of Stockholders; (2) to approve an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 99,000,000 to 149,000,000; (3) to approve the 2006 Equity Incentive Plan, as amended, to increase the number of shares of our common stock authorized for issuance under the Equity Plan from 8,000,000 to 12,000,000; (4) to ratify the appointment of Marcum LLP as our independent registered public accounting firm; (5) a Say-On-Pay vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement; and (6) a Say-When-On-Pay advisory vote to indicate, on an advisory basis, the preferred frequency of future stockholder Say-On-Pay votes. In addition, management will report on our performance and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on August 2, 2013 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Some of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•

Stockholder of Record — If your shares are registered directly in your name with our Transfer Agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote your proxy directly with us by sending your proxy to Computershare or to vote in person at the Annual Meeting.

•

Beneficial Owner — If your shares are held in the name of a stock brokerage account or a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Annual Meeting and vote in person, please contact your broker or nominee so that you can receive a legal proxy to present at the Annual Meeting.

What are the voting rights of the holders of our common stock?

Each share of our common stock outstanding on the record date is entitled to one vote on each of the seven director nominees and to one vote on each of the other proposals covered by this Proxy Statement. Assuming that a quorum is present, the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the applicable proposal will be required for approval of an amendment to our Equity Plan and approval to ratify our appointment of our independent registered public accounting firm. With regard to the election of directors, the seven nominees receiving the greatest number of affirmative votes cast will be elected. With regard to approval of the amendment to our Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the shares of common stock outstanding will be required.

Shares not present at the Annual Meeting, shares voting “abstain” and “broker non-votes” will have no effect on the election of directors. For any other proposals to be voted on at the Annual Meeting, abstentions are considered votes cast on the proposal and will have the same effect as votes against the proposal. Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) will not be counted as votes cast, or entitled to be cast, on that proposal and therefore will not affect the outcome of any matter being voted on, except for any proposal that requires the affirmative vote of a majority of our outstanding shares of common stock.

What constitutes a quorum?

Our Bylaws provide that the presence, in person or by proxy, at our Annual Meeting of the holders of a majority of the outstanding shares of our common stock will constitute a quorum.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include broker non-votes also will be counted as shares present for purposes of establishing a quorum. On the record date of August 2, 2013, there were                  shares of our common stock issued and outstanding, and those shares are the only shares that are entitled to vote at the Annual Meeting.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendations of our Board of Directors are set forth together with the description of each proposal in this Proxy Statement. In summary, our Board of Directors recommends a vote:

•	“FOR” election of the directors named in this Proxy Statement (see Proposal I);

•	“FOR” approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 99,000,000 to 149,000,000, (see Proposal II).

•	“FOR” approval of an amendment to the Equity Plan to increase the number of shares of common stock authorized for issuance under the Equity Plan from 8,000,000 to 12,000,000 (see Proposal III).

•	“FOR” ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (see Proposal IV).

•	“FOR” a Say-On-Pay advisory vote on the compensation of our named executive officers (see Proposal V).

•	“ONE YEAR” on a Say-When-On-Pay advisory vote on the frequency of future stockholder Say-On-Pay votes (see Proposal VI).

How can I attend the Annual Meeting?

You may attend the Annual Meeting if you are listed as a stockholder of record as of August 2, 2013 and bring proof of your identity. If you hold your shares through a broker or other nominee, you will need to provide proof of your share ownership by bringing either a copy of a brokerage statement showing your share ownership as of August 2, 2013, or a legal proxy if you wish to vote your shares in person at the Annual Meeting. In addition to the items mentioned above, you should bring proof of your identity.

How can I vote my shares in person at the Annual Meeting?

•

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring proof of your identity to the Annual Meeting. Shares beneficially owned may be voted by you if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of your identity. Even if you plan to attend the Annual Meeting, we urge you to vote by telephone, by Internet or by returning your marked proxy to Computershare so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

•	You may vote over the Internet. Simply follow the instructions on the proxy card. If you vote over the Internet, you should not vote by telephone or vote by returning a proxy card.

•	You may vote by telephone. Simply follow the instructions on the proxy card. If you vote over the telephone, you should not vote by Internet or vote by returning a proxy card.

•

You may vote by mail. If you received a proxy card through the mail, simply complete and sign your proxy card and mail it in the enclosed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you vote by mail, you should not vote by telephone or over the Internet.

How will my proxy card be voted?

If the enclosed proxy card is executed, returned in time and not revoked, the shares represented by the proxy card, telephone vote or Internet vote will be voted at the Annual Meeting and at any postponement or adjournment of the Annual Meeting in accordance with the directions indicated on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES MAILED, VOTED VIA TELEPHONE OR VOTED VIA INTERNET WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS ON ALL OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT AND, AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE ANNUAL MEETING, IN THE SOLE DISCRETION OF THE PERSONS NAMED AS PROXY HOLDERS ON THE PROXY CARD, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS.

How may I revoke the voting instructions previously given?

A stockholder who returns a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (1) giving written notice of revocation to our Corporate Secretary, (2) properly submitting to us a duly executed proxy bearing a later date, or (3) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: ImmunoCellular Therapeutics, Ltd., 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

How may I request multiple sets of proxy materials if two or more stockholders reside in my household?

To minimize our expenses, one Proxy Statement and one 2012 Annual Report on Form 10-K Report may be delivered to two or more stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of these documents to a stockholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies of these documents, and requests that in the future separate documents be sent to stockholders who share an address, should be directed by writing to ImmunoCellular Therapeutics, Ltd., 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary, or by calling our Corporate Secretary at (818) 264-2300.

How may I request a single set of proxy materials for my household?

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address set forth in the preceding paragraph to request delivery of a single copy of these materials.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholders Meeting to be Held on September 20, 2013

This Proxy Statement, the accompanying proxy and our 2012 Annual Report on Form 10-K Report are also available on our website at www.imuc.com.

PROPOSAL I

ELECTION OF DIRECTORS

Pursuant to our Bylaws, our Board of Directors has fixed the number of our directors at seven. Each director is elected for a term of one year and until his or her successor is elected.

Director Nominees

The following is information concerning our nominees for election as directors. Each nominee currently serves as a director of ImmunoCellular, and each nominee other than Andrew Gengos and Gary S. Titus was re-elected as a director at our 2012 annual meeting of stockholders. Under his current right to designate two other members of our Board of Directors, Dr. Yu designated Ms. Helen Kim to serve as one of our directors in August 2011. Our Board of Directors appointed both Andrew Gengos and Gary S. Titus to serve as directors in December 2012. Mr. Gengos was selected as a nominee to the Board due to his position as the Company’s Chief Executive Officer. Mr. Titus was identified as a potential nominee by the Board and, following a review process by the Nominating and Corporate Governance Committee, was recommended to the Board for appointment by the Nominating and Corporate Governance Committee. Our Board of Directors has determined that all of our directors except Andrew Gengos and Dr. John Yu are independent directors as defined in the NYSE MKT rules governing members of boards of directors.

We believe that each nominee will be able to serve as a director. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.

Name	Age	Position(s)

John S. Yu, M.D.	49	Chairman of the Board and Chief Scientific Officer
Andrew Gengos	48	President, Chief Executive Officer and Director
Richard Chin, M.D.(1)(3)(5)	46	Director
Richard A. Cowell(1)(2)(3)(5)	66	Director
Helen S. Kim(2)(4)(5)	50	Director
Rahul Singhvi, Sc.D.(1)(2)(3)(4)(5)	48	Lead Director
Gary S. Titus(2)(3)(4)(5)	53	Director

(1)	Member of our Compensation Committee
(2)	Member of our Nominating and Corporate Governance Committee
(3)	Member of our Audit Committee
(4)	Member of our Finance Committee
(5)	Denotes independent Director

John S. Yu, M.D.

Dr. Yu has served as our Chief Scientific Officer and a director since November 2006 and Chairman of the Board since January 2007. Dr. Yu also served as Interim Chief Executive Officer from August 2012 until November 2012. He is a member of the full-time faculty in the Department of Neurosurgery at Cedars-Sinai Medical Center where he has worked since 1997. An internationally renowned neurosurgeon, Dr. Yu’s clinical focus is on the treatment of malignant and benign brain and spinal tumors. He is also conducting extensive research in immune and gene therapy for brain tumors. He has also done extensive research in the use of neural stem cells as delivery vehicles for brain cancers and neurodegenerative diseases. He was inducted into Castle and Connelly’s America’s Top Doctors in 2005. Dr. Yu has published articles in a number of prestigious journals, including The Lancet, Cancer Research, Cancer Gene Therapy, Human Gene Therapy, Journal of Neuroimmunology, Journal of Neurological Science and Journal of Neurosurgery. Dr. Yu earned his bachelor’s degree in French literature and biological sciences from Stanford University and spent a year at the Sorbonne in Paris studying French literature. He also pursued a fellowship in immunology at the Institut Pasteur in Paris. He earned his medical degree from Harvard Medical School and master’s degree from the Harvard University’s Department of Genetics. He completed his neurosurgical residency at Massachusetts General Hospital in Boston. In addition, he was a Neuroscience Fellow at the National Institutes of Mental Health in the Neuroimmunology Unit at Massachusetts General Hospital from 1988 to 1989 and was a Culpepper Scholar at the Molecular Neurogenetics Unit at that hospital from 1993 to 1995. His other honors include the Preuss Award, Joint Section on Tumors, American Association of Neurological Surgeons and Congress of Neurologic Surgeons in 1995. He received the Academy Award from the American Academy of Neurological Surgery at its 1996 annual meeting. Other honors include the Young Investigator Award from the Congress of Neurological Surgeons in 2000, the National Brain Tumor Foundation Grant in 2001, and the Mahaley Clinical Research award from the American Association of Neurological Surgeons in 2005.

Dr. Yu, as a recognized leader in the field of neurosurgery, has extensive knowledge of current therapies and therapies under development for the treatment of brain tumors and has participated in numerous clinical trials for potential therapies in this field. As our Chief Scientific Officer and the co-inventor of our brain tumor vaccine technologies, Dr. Yu brings to the Board significant scientific expertise directly relevant to our product research and development activities.

Andrew Gengos

Mr. Gengos has served as our President, Chief Executive Officer and as a director since December 2012. Mr. Gengos was most recently the President and Chief Executive Officer of Neuraltus Pharmaceuticals, where he led implementation of the company’s clinical, regulatory, fundraising and business development strategies while operating the company on a virtual business model. Previously, he served for more than seven years with Amgen where, as Vice President, Strategy and Corporate Development, he managed Amgen’s worldwide in-and-outbound business development activities, including a broad slate of acquisitions, licensing, spin-outs, divestitures, corporate venture capital investments, which included board of director positions, and alliance management. In addition, he led the execution of strategic projects and supported the long-range planning process for the company. Before joining Amgen, Mr. Gengos was Vice President, Chief Financial Officer, and Chief Business Officer of Dynavax Technologies, where he led the company’s business functions, including finance and accounting, fundraising, budgeting and planning, and business development. Earlier in his career, Mr. Gengos served as Vice President of Strategy at the Chiron Corporation and as Senior Engagement Manager at McKinsey & Company. Mr. Gengos holds an MBA degree from the Anderson School of Management at the University of California, Los Angeles and a BS degree in chemical engineering from the Massachusetts Institute of Technology.

With more than 20 years in the life science industry, Mr. Gengos’ experience includes executive leadership positions in both large and emerging companies, with broad expertise in corporate strategy, business development and transactions, including mergers and acquisitions, financing, operations, commercial planning and healthcare policy.

Richard Chin, M.D.

Dr. Chin was appointed as a director in March 2012. Dr. Chin is a physician with extensive expertise in drug and biologics development. He has overseen multiple investigational new drug applications and new drug applications/biologic license applications, and has authored several textbooks on clinical trial medicine. Currently, Dr. Chin is the CEO of Kindred Bio. From 2008 until 2011, Dr. Chin served as a director and CEO of OneWorld Health, a nonprofit pharmaceutical company largely funded by the Bill and Melinda Gates Foundation. OneWorld Health is engaged in developing drugs for neglected diseases in impoverished countries. From 2006 to 2008, he was the CEO and President of OXiGENE. From 2004 to 2006, Dr. Chin was at Elan Corporation, where he served, among other roles, as Senior Vice President of Global Development. Dr. Chin also held various clinical and scientific roles for Genentech between 1999 and 2004, including Head of Clinical Research for the Biotherapeutics Unit, overseeing approximately half of the clinical programs at Genentech. Dr. Chin began his career at Procter and Gamble Pharmaceuticals, where he served as Associate Medical Director. He received a B.A. in Biology, magna cum laude, from Harvard University and the equivalent of a J.D. with honors from Oxford University in England under a Rhodes Scholarship. Dr. Chin holds a Medical Degree from Harvard Medical School and is licensed to practice medicine in California. He currently serves on the Adjunct Faculty of UCSF Medical School, and serves on the Board of Directors of several biotechnology companies, including Galena Biopharma.

Dr. Chin is highly qualified to serve as a member of the Board because of Dr. Chin’s expertise with drug development, his experience as both an executive and director of drug development companies, and his scientific and academic qualifications.

Colonel Richard A. Cowell, USA, (Ret.)

Colonel Richard A. Cowell, USA, (Ret.) has served as a director since June 2007. Colonel Cowell retired in 2011 as a Principal at Booz Allen Hamilton, Inc., where he was involved in advanced concepts, technology experimentation and integration, and establishing new business operations. Prior to joining Booz Allen Hamilton in March 1996, Colonel Cowell served in the United States Army for 25 years. Mr. Cowell serves as a director and Chair of the Audit Committee for Microvision, Inc. He holds a Top Secret security clearance with special accesses based on a special background investigation. Mr. Cowell holds a B.S. degree in accounting from Ohio State University.

Mr. Cowell brings to the Board both financial and accounting expertise as well as experience in the handling of Audit Committee matters for a public company. As consultant with a major consulting firm in the fields of technology experimentation and establishing new business operations, he brings to the Board strategic and business planning experience.

Helen S. Kim

Ms. Kim has served as a director since August 2011. She has been Chief Business Officer of NGM Pharmaceuticals, Inc., a privately held drug discovery company, since 2009, where she is responsible for all business functions and is active in raising capital. Ms. Kim served as President & Chief Executive Officer of KOSAN Biosciences from 2007 to 2008 where she restructured and repositioned the company prior to the successful sale of the company to Bristol-Myers Squibb. Ms. Kim served as Chief Program Officer for the Gordon and Betty Moore Foundation from 2003 to 2007. Ms. Kim previously held senior positions with Affymax, Inc., Onyx Pharmaceuticals, Inc., Protein Design Labs, Inc., and Chiron Corporation. She currently serves on the board of directors of Sunesis Pharmaceuticals. Ms. Kim received a M.B.A. in Marketing/Finance from the University of Chicago and a B.S. in Chemical and Biomedical Engineering from Northwestern University.

Having spent over twenty years in the biotech industry in various marketing, development and strategy positions, Ms. Kim brings to the Board significant experience and contacts in the pharmaceutical and life sciences industry. She has extensive knowledge in pharmaceutical product development and strategic planning that is directly relevant to the company’s activities.

Rahul Singhvi, Sc.D.

Dr. Singhvi has served as a director since June 2010 and as our Lead Director since December 2010. He is Managing Partner of Caliber Biotherapeutics, LLC, a private biotechnology company in Texas and Managing Partner of Axella Solutions, LLC, a strategic advisory Firm in Maryland. Dr. Singhvi was with Novavax, Inc., a biopharmaceutical company focused on developing novel, highly potent recombinant vaccines beginning in 2004 and served as President, Chief Executive Officer and a director of Novavax from August 2005 to April 2011. Dr. Singhvi was the Senior Vice President and Chief Operating Officer of Novavax from April 2005 to August 2005 and Vice President – Pharmaceutical Development and Manufacturing Operations from April 2004 to April 2005. For ten years prior to joining Novavax, Dr. Singhvi served in various positions with Merck & Co., Inc., culminating as Director of the Merck Manufacturing Division, where he helped develop several vaccines, including Zostavax ®, the only vaccine on the market to prevent shingles. Dr. Singhvi received his M.S. and Sc.D. degree in Chemical Engineering from the Massachusetts Institute of Technology. He also holds an M.B.A. from the Wharton School.

Dr. Singhvi brings to the Board experience and knowledge in the operation and leadership of early stage public healthcare companies. He also has extensive expertise and experience in the development and manufacturing of vaccines, which may assist the Board in its oversight of our cancer vaccine programs.

Gary S. Titus

Mr. Titus was appointed as a director in December 2012. He has more than 20 years of business experience in the healthcare and biopharmaceutical industries, primarily in senior management roles. He is currently a consultant to SciClone Pharmaceuticals, Inc. and previously served as its Senior Vice President and Chief Financial Officer. Prior to SciClone, Mr. Titus served as Senior Vice President of Finance and Chief Financial Officer at Kosan Biosciences, prior to its acquisition by Bristol-Myers Squibb, in which transaction he played a significant role. Prior to that, Mr. Titus was Chief Financial Officer and Vice President at Nuvelo, Inc. Earlier in his career, Mr. Titus held a variety of positions with increasing management responsibilities at other companies, including Metabolex, Inc., Intrabiotics Pharmaceuticals, Inc., and Johnson & Johnson’s healthcare division LifeScan, Inc. Mr. Titus earned a Bachelor of Science degree in Accounting from University of South Florida and a Bachelor of Science degree in Finance from University of Florida and is a Certified Public Accountant. He also completed the Global BioExecutive Program at UC Berkeley’s Haas School of Business and is a member of several professional organizations.

Mr. Titus has extensive experience in working with public corporations in a variety of areas, including accounting, financial planning and analysis, SEC reporting, investor relations, business development, and corporate strategy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS.

Board of Directors

Our property, affairs and business are conducted under the supervision and management of our Board of Directors as called for under the laws of Delaware and our Bylaws. Our Board of Directors has established a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each member of which is “independent” under the independence standards of both the NYSE MKT and the Securities and Exchange Commission (the “SEC”).

The Board of Directors held 11 meetings during the 2012 fiscal year. Each director attended at least 75% of the aggregate of the total meetings of the Board and the total number of meetings of all Board committees on which he or she served that were held during the portion of the 2012 fiscal year in which he or she served as a director or served on such committees, as applicable.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, which currently consists of Mr. Cowell, as Chairman, Drs. Chin and Singhvi and Mr. Titus. The Audit Committee held four meetings during the 2012 fiscal year.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to:

•	the quality and integrity of our financial statements and reports;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of our internal audit function and independent registered public accounting firm.

The Audit Committee appoints the independent registered public accounting firm, reviews with that accounting firm the plans and results of the audit engagement, approves permitted non-audit services provided by our independent registered public accounting firm and reviews that firm’s independence. Mr. Cowell and Mr. Titus have each been designated as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”).

Our Board of Directors has established a Compensation Committee, which currently consists of Dr. Chin, as Chairman, Mr. Cowell and Dr. Singhvi. The Compensation Committee reviews, and makes recommendations to the full Board of Directors relating to, the compensation of our officers and directors, including our officers’ annual salaries and bonuses and the terms and conditions of option grants to our officers and directors under our 2006 Equity Incentive Plan. The Compensation Committee held 14 meetings during the 2012 fiscal year.

Our Board of Directors has established a Finance Committee currently consisting of Mr. Titus, as Chairman, Ms. Kim and Dr. Singhvi. The Finance Committee has oversight responsibility for all material financial matters affecting the Company, including capital management, funding strategy and investing activities related to our financial position and financing activities. The Finance Committee held six meetings during the 2012 fiscal year.

Our Board of Directors has established a Nominating and Corporate Governance Committee, which currently consists of Ms. Kim, as Chairwoman, Mr. Cowell, Dr. Singhvi and Mr. Titus. The Nominating and Corporate Governance Committee develops and recommends corporate governance guidelines to the Board, selects or recommends for selection nominees to serve on the Board, and oversees the evaluation of the Board and its committees. The Nominating and Corporate Governance Committee held five meetings during the 2012 fiscal year.

The Charters of the Audit, Compensation and Nominating and Corporate Governance Committees are available on our website at www.imuc.com.

Stockholder Recommendations of Director Candidates; Qualifications of Director Nominees

The Nominating and Corporate Governance Committee will consider Board nominees recommended by stockholders. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to us at our principal executive office at 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary. To be timely, the notice must be received by us no later than 120 days prior to the date on which the proxy statement for the preceding year’s Annual Meeting of Stockholders was mailed to stockholders. Notice of a nomination must include the proposer’s name, address and number of shares he or she owns; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include any other information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. A stockholder must submit the nominee’s consent to be elected and to serve. The Nominating and Corporate Governance Committee may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee. Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.

The Nominating and Corporate Governance Committee has not established any specific minimum qualifications for director candidates or any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. In making its nominations, our Nominating and Corporate Governance Committee generally will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual. Although the Nominating and Corporate Governance Committee believes that director nominees should add to the range of backgrounds and experiences of the Company’s directors, neither the Committee nor the Board of Directors has a policy regarding the consideration of diversity in identifying and evaluating director nominees.

Board Leadership Structure and Role in Risk Oversight

Dr. John S. Yu serves as the Chairman of the Board of Directors and Andrew Gengos serves as the Company’s President and Chief Executive Officer. The Board of Directors believes that having two persons, rather than only one, serving as Chairman of the Board and President and Chief Executive Officer assists the Board in performing its obligation to oversee both management and risks facing the Company. In addition, Dr. Rahul Singhvi, who is an independent director, serves as the Company’s Lead Director, providing the Board with further assistance in performing the foregoing obligations.

The full Board of Directors has responsibility for general oversight of risks facing the Company, with reviews of certain areas of risk being conducted by the relevant Board committees, which then provide reports to the full Board. The Board receives reports from management on areas of risk facing the Company and periodically conducts discussions with management regarding the identification, assessment and management of these risks.

Stockholder Communication with Board Members

Stockholders who wish to communicate with our Board members may contact us at our principal executive office at 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.

Board Members’ Attendance at Annual Meetings

We do not have a specific policy regarding our directors attending our annual stockholders meetings; however, directors are encouraged to attend these meetings. Except for Jacqueline Brandwynne, who did not stand for re-election, all of our then directors attended our 2012 annual stockholders meeting.

Compensation of Directors

On December 10, 2010, the Board of Directors adopted a revised compensation program for the directors whereby each non-employee director will receive compensation in the form of cash and stock options for serving on the Board as well as serving on Board committees. The cash compensation consists of an annual retainer of $10,000 for serving as a director, a fee of $1,500 for each quarterly Board meeting attended, and a fee of $1,000 for each non-quarterly Board meeting attended and $500 for each committee meeting attended (other than committee chairpersons). In addition, the Chairman of the Board receives an additional $5,000 annual retainer, the Chairperson of the Audit Committee will receive a $7,500 annual retainer, the Chairpersons of the Compensation Committee, Finance Committee, and Nominating and Corporate Governance Committee will each receive a $5,000 annual retainer. As of January 1, 2011, the Lead Director will receive an additional $5,000 annual retainer. All fees are to be paid quarterly. Seven-year non-qualified stock options to purchase shares of the Company’s common stock are to be granted annually on the date of the annual stockholders’ meeting to each non-employee director at an exercise price equal to the last reported trading price of the Company’s common stock on that date, with such option to vest quarterly over the one-year period following the date of grant in the following amounts: Chairman of the Board – 50,000 shares, Lead Director – 20,000 shares, Board members (other than Chair) 30,000 shares, Audit Committee Chair – 20,000 shares, Compensation Committee and Nominating and Corporate Governance Committee Chairs each to receive 10,000 shares, and members of Committees (other than Chairs) to receive 5,000 shares, with all vested options to be exercisable for 24 months after termination for any reason except termination for cause by us. Each member of the Board also receives an annual restricted stock grant of 10,000 shares.

On October 24, 2011, the Board of Directors revised the compensation program for the directors whereby each non-employee director will receive compensation in the form of cash and stock options for serving on the Board as well as serving on Board committees. The cash compensation consists of an annual retainer of $25,000 for serving as a director, a fee of $2,500 for each Board meeting attended in person, and a fee of $750 for each Board meeting attended by telephone and $500 for each committee meeting attended (other than committee chairpersons). In addition, the Chairman of the Board and the Lead Director receives an additional $5,000 annual retainer, the Chairperson of the Audit Committee receives a $10,000 annual retainer, the Chairpersons of the Compensation Committee, Finance Committee, Product Strategy Committee and Nominating and Corporate Governance Committee will each receive a $5,000 annual retainer. All fees are to be paid quarterly. Seven-year non-qualified stock options to purchase shares of the Company’s common stock are to be granted annually on the date of the annual stockholders’ meeting to each non-employee director at an exercise price equal to the last reported trading price of the Company’s common stock on that date, with such option to vest quarterly over the one-year period following the date of grant in the following amounts: Chairman of the Board – 50,000 shares, Lead Director – 50,000 shares, Board members (other than Chair) 30,000 shares, Audit Committee Chair – 20,000 shares, Compensation Committee, Finance, Nominating and Corporate Governance Committee and Product Strategy Committee Chairs each to receive 10,000 shares, and members of Committees (other than Chairs) to receive 5,000 shares, with all vested options to be exercisable for 24 months after termination for any reason except termination for cause by us.

On August 2, 2012, the Board of Directors adopted certain further revisions to the compensation program for non-employee directors. The annual cash retainer was increased to $30,000 for serving as a director, the fee for telephonic board meetings lasting more than one hour was increased to $1,500, the fee for committee meetings will be paid to the chair and other members of the committee and invited board members and the fee for committee meetings lasting more than one hour was increased to $1,000. The annual retainers paid to the Chairman of the Board and the Lead Director were increased to $5,500 and the annual retainers paid to the Audit Committee Chairman and the Chairs of the other board committees were increased to $11,000 and $5,500, respectively. The members of the Executive Committee will receive an annual retainer of $5,250 and $750 for committee meetings lasting up to one hour and $1,500 for meetings lasting more than one hour. In addition, seven-year non-qualified stock options to purchase shares of our common stock are to be granted annually on the date of the annual stockholders’ meeting to each non-employee director at an exercise price equal to the last reported trading price of our common stock on that date, with such option to vest quarterly over the four-year period following the date of grant in the following amounts: Chairman of the Board – 50,000 shares, Lead Director – 50,000 shares, board members (other than Chair and Lead) 30,000 shares, Audit Committee Chair – 20,000 shares, Compensation Committee, Finance and Nominating and Corporate Governance Committee Chairs each to receive 10,000 shares, and members of Committees (other than Chairs) to receive 5,000 shares, with all vested options to be exercisable for 24 months after termination for any reason except termination for cause by us.

During the fiscal year ended December 31, 2012, we paid our non-employee directors cash compensation for serving on the Board of Directors and committees of the Board and granted a non-qualified option to purchase shares of common stock to each of our directors for their service as a director for the one-year period commencing September 24, 2012. Each of the options granted to the directors has a term of seven years, has an exercise price of $3.00 per share, vests in four equal quarterly installments following the date of grant, and may be exercised within their term during the period the grantee provides services to us and for 24 months after the grantee ceases providing services for any reason other than termination by us for cause. The amounts of the annual and interim grants were: Dr. Richard Chin, 50,000 shares; Richard Cowell, 60,000 shares; Helen Kim, 45,000 shares; Dr. Rahul Singhvi, 75,000 shares and Dr. John Yu, 50,000 shares.

The following table sets forth information concerning the compensation paid to each of our non-employee directors during 2012 for their services rendered as directors. The compensation of Mr. Gengos, who serves as a director and as our President and Chief Executive Officer and Dr. Singh, who previously served as a director and as our President and Chief Executive Officer, is described in the Summary Compensation Table of Executive Officers.

Director Compensation for Fiscal Year 2012

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)(7)		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Jacqueline Brandwynne	$44,250		$0					$44,250
Richard Chin	$61,370		$113,228	(2)				$174,598
Richard A. Cowell	$69,250		$84,443	(3)				$153,693
Navdeep Jaikaria	$60,000		$0					$60,000
Helen Kim	$61,875		$63,332	(4)				$125,207
Rahul Sighvi	$76,000		$105,553	(5)				$181,553
Gary Titus	$0		$0					$0
John Yu	$58,125		$70,369	(6)				$128,494

(1)	This column represents the aggregate grant date fair value of options awarded computed in accordance with FASB ASC topic 718, excluding the effect of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the option grants, refer to Note 2 of our financial statements. These amounts do not correspond to the actual value that will be recognized by the named directors from these awards.
(2)	On April 17, 2012, we granted to Dr. Chin a seven-year non-qualified option to purchase 22,500 shares of our common stock at an exercise price of $2.71 per share, vesting quarterly over a one-year period for his services as a director and on August 2, 2012, we granted to Dr. Chin a seven-year non-qualified option to purchase 10,000 shares of our common stock at an exercise price of $2.94 per share that vested upon issuance. Additionally, on September 24, 2012, we granted to Dr. Chin a seven-year non-qualified option to purchase 50,000 shares of our common stock at an exercise price of $3.00 per share that vest quarterly over a period of four years.
(3)	On September 24, 2012, we granted to Mr. Cowell a seven-year non qualified option to purchase 60,000 shares of our common stock at an exercise price of $3.00 per share that vest quarterly over a period of four years.
(4)	On September 24, 2012, we granted to Ms. Kim a seven-year non qualified option to purchase 45,000 shares of our common stock at an exercise price of $3.00 per share that vest quarterly over a period of four years.
(5)	On September 24, 2012, we granted to Dr. Singhvi a seven-year non qualified option to purchase 75,000 shares of our common stock at an exercise price of $3.00 per share that vest quarterly over a period of four years.
(6)	On September 24, 2012, we granted to Dr. Yu a seven-year non qualified option to purchase 50,000 shares of our common stock at an exercise price of $3.00 per share that vest quarterly over a period of four years.
(7)	As of December 31, 2012, our non-employee directors held vested and unvested options, which they received as compensation for their services as directors to purchase the following number of shares of our common stock: Jacqueline Brandwynne - 290,401 shares, Richard Chin - 82,500 shares, Richard Cowell - 333,301 shares, Helen Kim - 90,000 shares, Rahul Singhvi - 181,250 and John Yu - 281,068 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file initial reports of ownership and changes in ownership with the SEC. Based on a review of such forms furnished to us and written representations from our executive officers and directors, we believe that during 2012 our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the exceptions noted below.

•	A late Form 4 report was filed for James G. Bender on July 31, 2012 to report the grant of an option to purchase 75,000 shares of our common stock on June 11, 2012;

•	A late Form 4 report was filed for John S. Yu on December 18, 2012 to report the grant of an option to purchase 50,000 shares of our common stock on September 24, 2012;

•	A late Form 4 report was filed for Richard Cowell on December 18, 2012 to report the grant of an option to purchase 60,000 shares of our common stock on September 24, 2012;

•	A late Form 4 report was filed for Rahul Singhvi on December 18, 2012 to report the grant of an option to purchase 75,000 shares of our common stock on September 24, 2012;

•	A late Form 4 report was filed for Helen S. Kim on December 18, 2012 to report the grant of an option to purchase 45,000 shares of our common stock on September 24, 2012; and

•

A late Form 4 report was filed for Richard Chin on December 18, 2012 to report the grant of an option to purchase 10,000 shares of our common stock on August 2, 2012 and the grant of an option to purchase 50,000 shares of our common stock on September 24, 2012.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of August 2, 2013 (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by each of our executive officers named in the Summary Compensation Table and our directors and (c) by all executive officers and directors of this company as a group. As of August 2, 2013, there were                  shares of our common stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percentage of Class

John S. Yu, M.D.	6,626,888	(3)		%

Andrew Gengos	0			*

James Bender, Ph.D	248,595	(4)		*

David Fractor	73,625	(5)		*

Richard Chin, M.D.	45,000	(9)		*

Richard A. Cowell	298,301	(6)		*

Helen Kim	57,917	(7)		*

Rahul Singhvi, Sc.D.	171,250	(8)		*

Gary S. Titus	6,005	(9)		*

All executive officers and directors as a group (9 persons)(10)	7,527,581			%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each of the persons shown is c/o ImmunoCellular Therapeutics, Ltd., 23622 Calabasas Road, Suite 300, Calabasas, California 91302.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days of August 2, 2013, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.
(3)	Includes 6,618,888 shares of our common stock issuable upon exercise of options.
(4)	Includes 247,916 shares of our common stock issuable upon exercise of options
(5)	Includes 48,625 shares of our common stock issuable upon exercise of options
(6)	Includes 288,301 shares of our common stock issuable upon exercise of options.
(7)	Includes 56,250 shares of our common stock issuable upon exercise of options.
(8)	Includes 166,250 shares of our common stock issuable upon exercise of options.
(9)	All of the shares shown are subject to options.
(10)	Includes 7,475,235 shares of our common stock issuable upon exercise of options.

Executive Officers

Our only executive officers are Andrew Gengos, age 48, who serves as our President and Chief Executive Officer, James Bender, Ph.D., age 63, who serves as Vice President – Product Development and Manufacturing, and David Fractor, age 53, who serves as our Vice President of Finance and Principal Accounting Officer. Information about Mr. Gengos is presented above under “Director Nominees.”

Dr. Bender served as our Vice President – Clinical Development on a part time basis from September 2008 to February 2010 and has served as our Vice President – Product Development and Manufacturing on a full-time basis since February 2010. From 2002 through 2008 Dr. Bender held various positions at IDM Pharma, most recently as director of product development where he led that company’s efforts relating to the clinical development of a cancer vaccine for the treatment of lung cancer. Prior to that, he held various positions at Nexell Therapeutics relating to the development of therapeutic stem cell and cancer vaccine products. Prior to that, Dr. Bender spent 10 years with Baxter Healthcare Corporation, eight years with the University of New Mexico School of Medicine and five years with St. Joseph’s Hospital in Albuquerque, New Mexico. He has over 75 scientific publications, is an inventor of 11 U.S. patents and holds a Ph.D. degree in immunology from the University of New Mexico and an M.P.H. in laboratory management from the University of Michigan.

Mr. Fractor has served as our Treasurer and Chief Financial Officer on a part-time basis since April 2011 and as our Vice President of Finance and Principal Accounting Officer on a part-time basis since March 2013. Since 2003, Mr. Fractor has been a consultant providing financial consulting and strategic planning services, including Sarbanes-Oxley compliance consulting services, to a variety of companies in a variety of industries. From 1999 through 2003, Mr. Fractor was the Chief Financial Officer of HemaCare Corporation, a publicly traded corporation which collects, manufactures, tests and distributes blood products to hospitals and provides blood services to patients in hospital settings on an outsourcing basis. Mr. Fractor received his B.S. in Accounting from the University of Southern California in 1982 and is a certified public accountant and a member of AICPA and the California Society of CPA’s.

Executive Compensation

Compensation Discussion and Analysis

We have adopted a performance-based compensation strategy that is intended to focus our executive officers on the achievement of near-term corporate goals as well as long-term strategic objectives. The goals of our compensation practices include establishing compensation practices and policies designed to facilitate the hiring and retention of long-term employees in order to maintain continuity of focus on the long-term goals of the Company, as well as to foster executive collegiality and teamwork. The Compensation Committee of our Board is responsible for evaluating and administering our compensation programs and practices to ensure that they properly incentivize our work force and appropriately drive corporate performance while remaining competitive with comparable life sciences companies competing in the California labor market. Our Compensation Committee reviews and approves all of our compensation policies, including executive officer salaries and bonuses, and recommends, for approval by our Board, equity incentive compensation. For the year ended December 31, 2012, we have determined that our named executive officers were Andrew Gengos, our current President and Chief Executive Officer, John Yu, MD, our interim President and Chief Executive Officer and Chief Scientific Officer during 2012, Manish Singh, PhD., our former President and Chief Executive Officer who resigned in August 2012, David Fractor, our Chief Financial Officer in 2012 and currently our Vice President, Finance and Principal Accounting Officer, and James Bender, our Vice President – Product Development and Manufacturing.

Objectives of our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

•	attract, engage and retain exceptionally talented and highly experienced executive officers in the competitive and dynamic life sciences industry;

•	motivate and reward executive officers whose knowledge, skills and performance contribute to our success;

•

encourage and inspire our executive officers to achieve key corporate strategic objectives by linking incentive award opportunities to the achievement of individual and company-wide short- and long-term goals; and

•	align the interests of our executives and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases.

We do not believe that our compensation policies and practices, for either our executive or our non-executive employees, are reasonably likely to give rise to risks that would have a material adverse effect on the Company.

Our Executive Compensation Programs

The components of our executive compensation program consist primarily of base salary, annual cash incentive bonuses, equity awards, broad-based benefits programs and severance compensation. We use an array of short-term compensation components (such as base salaries and cash incentive bonuses) and long-term compensation components (such as equity incentive compensation) to provide an overall compensation structure that is designed to both attract and retain key executives as well as provide incentives for the achievement of short- and long-term corporate goals and objectives. Our Compensation Committee uses its judgment and experience along with the recommendations of our Chief Executive Officer (other than in connection with his own compensation) to determine the appropriate mix of long-term and short-term compensation elements for each executive officer. Our Compensation Committee analyzes each of the primary elements of our compensation program to ensure that our executive officers’ overall compensation is competitive with executive officers with similar positions at comparable life sciences companies in the California labor market based on the recommendations of our Chief Executive Officer, analysis and input from our compensation consultant, Mary Ann Rafferty, an experienced sole practitioner who advises on life sciences compensation matters, and our Committee’s and other members of the Board’s experience and knowledge within the life sciences industry. Additionally, upon the recommendation of our Compensation Committee, our Board also approves specific performance goals and metrics applicable to performance-based compensation for our executive officers and approves stock option grants. Consistent with the objectives of our compensation program, the Compensation Committee applies the elements of our compensation program to position compensation to our named executive officers as a group competitively with respect to comparable life sciences companies while individualizing compensation elements for each executive officer in light of his respective performance, responsibilities, experience in the position and his or her potential contributions to our future growth. Accordingly, we have in the past and may in the future provide our Chief Executive Officer or other executive officers with compensation awards that may be significantly different from other executive officers.

Our Compensation Committee has adopted a pay-for-performance compensation philosophy and works within the general framework of this philosophy to determine each component of an executive officer’s compensation package based on numerous factors, including:

•	performance, including achievement of goals and objectives, and other expectations for the position and the individual;

•	the individual’s particular background and relevant expertise, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar officers at other life sciences companies with which our Compensation Committee members are familiar;

•	the demand and competition for the position in the marketplace;

•	comparison to other executive officers within our Company having similar levels of expertise and experience; and

•	the recommendations of our Chief Executive Officer (other than in connection with his own compensation).

Each of the primary elements of our executive compensation program is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to be flexible and complementary and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element serves each of our objectives.

On an annual basis our Compensation Committee meets to review the performance of our Chief Executive Officer and our other executive officers. At these meetings, the Compensation Committee typically invites our Chief Executive Officer to participate in the discussion (excluding the Chief Executive Officer when the discussion pertains to the Chief Executive Officer) and the Compensation Committee seeks our Chief Executive Officer’s input on progress against specific company-wide and individual performance goals and the overall performance of each of our executive officers. In addition, periodically throughout the year, our Compensation Committee meets to review and decide compensation matters. At our Board meetings, the Compensation Committee reports its findings and decisions. From time to time, the Compensation Committee seeks additional input from the other non-employee directors who are not members of the Compensation Committee. Consistent with its charter, the Compensation Committee determines whether to approve compensation decisions within its authority or to recommend approval by the Board.

Our Compensation Committee engaged Mary Ann Rafferty as a consultant to assist us in obtaining and analyzing compensation data that would be relevant for our executive compensation program. Comparative data was utilized from the Radford Global Life Sciences Survey for life science companies of fifty employees or less in the Northern California area. In addition, the Compensation Committee relied on their own experience as investors and board members in similarly situated life science companies, sought the input of the Chief Executive Officer and our consultant, reviewed and compared the relative salaries of our executive officers and also considered the amount of equity each executive then held, including the vesting schedules for each executive officer’s equity incentive plan holdings.

In July 2013, the Compensation Committee analyzed whether the work of Ms. Rafferty as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) Ms. Rafferty does not provide any other services to our company; (ii) fees from our company paid to Ms. Rafferty represent less than one percent of Ms. Rafferty’s firm’s total revenue; (iii) Ms. Rafferty’s policies and procedures that are designed to prevent conflicts of interest; (iv) the absence of any material business or personal relationship of Ms. Rafferty or the individual compensation advisors employed by the firm with any executive officer of our company; (v) the absence of any material business or personal relationship of Ms. Rafferty with any member of the Compensation Committee; and (vi) Ms. Rafferty does not own any stock of our company. The Compensation Committee determined, based on its analysis of the above factors, that the work of Ms. Rafferty has not created any conflict of interest and the Compensation Committee is satisfied with the independence of Ms. Rafferty. Going forward, the Compensation Committee intends to assess the independence of any of our compensation advisers by reference to the foregoing factors, consistent with applicable NYSE MKT listing standards.

Based on the judgment and experience of its members and the input and analysis provided by our consultant and the Chief Executive Officer (except with regard to his own compensation), the Compensation Committee decided that the total 2012 compensation for our Chief Executive Officer and other executive officers should be targeted with a general target of the 50th percentile, other than cases where the existing compensation for that individual exceeded the 50th percentile at the time of review, of compensation for executives holding similar positions in our peer group of companies, with equity compensation targeted at market ownership in the Company of 0.75% to 1.0%. In determining an executive officer’s award, the Compensation Committee examined market benchmark equity compensation data provided by our consultant.

Annual Cash Compensation

Base Salary

Base salaries are set at levels that are intended to be competitive with those of executives holding similar positions at companies in our peer group, according to peer group salary data provided by our compensation consultant. The base salaries of all executive officers are reviewed annually and adjusted to reflect individual roles, performance and competitive compensation levels. We may also increase the base salary of an executive officer at other times if a change in the scope of the executive officer’s responsibilities justifies such consideration or, in limited circumstances, to maintain salary equity within our competitive environment. We also evaluate general economic conditions and our cash position in determining base salaries. We believe that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives. We also believe that competitive base salaries can retain, motivate and reward executive officers for their overall performance. Our Compensation Committee decided to increase the salary of Dr. Bender by 7% effective February 1, 2012. Our Compensation Committee decided to increase Mr. Fractor’s monthly salary by 34% effective September 1, 2012 due to an increase in the time commitment for his position. Our Compensation Committee reset Dr. Yu’s base salary effective August 16, 2012 for his service as our Interim Chief Executive Officer and Dr. Yu’s base salary returned to its previous level effective December 1, 2012. Our Compensation Committee also set Mr. Gengos’ base salary effective December 3, 2012.

Cash Incentive Bonuses

Our annual compensation program includes a cash incentive bonus plan with pre-defined target payouts as a percentage of salary based on achievement of company and individual goals. Additionally, our Compensation Committee uses its discretion to determine bonuses for our executive officers based on the overall attainment of individual and/or corporate goals. Our bonus plan is designed to drive stockholder value by fostering teamwork throughout our Company by tying incentive compensation to the company-wide performance measures that we believe are most important to the success of our Company as well as to individual performance. An executive officer’s bonus payment is based on the achievement of both corporate and/or individual goals, which may include, for example, research, development, operational and financial goals. The relative weighting of each goal in determining the total bonus is approved each year by the Compensation Committee and may also be approved by our Board. Underachievement or overachievement of the major corporate goals may result in lower or higher bonus payments. Our Board or our Compensation Committee approves corporate and individual executive goals at what they believe are aggressive levels so as to require substantial effort and commitment by our executive officers to attain the goals, with the belief that such efforts will significantly contribute to increased stockholder value. Our Compensation Committee uses its discretion to adjust the amount of the cash bonuses paid and the weightings of each of the goals, and may also, in its discretion, award bonuses to executive officers based upon such other terms and conditions as they may determine are appropriate. In 2012, the target amount for the performance-based cash bonus was $40,000 for Dr. Yu and $34,100 for Dr. Bender. These target amounts were determined by our Compensation Committee, and recommended to and approved by our Board, based in part on our consultant’s analysis and benchmarking of our executives’ cash compensation against the total cash compensation for executives in similar positions at companies in our peer group. The Compensation Committee approved a discretionary bonus of $20,000 for exceptional contributions by Mr. Fractor during 2012. In addition, our Compensation Committee and our Board relied on their members’ experience in the life sciences industry in establishing this target amount. Consistent with past practices, and upon the recommendation of our Compensation Committee, our Board decided that the annual cash bonus for Drs. Yu and Bender would be based entirely on the achievement of corporate goals. The Board approved a set of corporate goals and assigned weightings ranging from 10% to 40% for the achievement of each objective. The primary factor in establishing the weightings was their level of importance to our business, with the expectation that a majority of the goals were achievable with appropriate and diligent effort by our executive team and that achievement of all of the goals would represent extraordinary performance on their part. Specifically, the Compensation Committee believes that it would be a stretch for the executives to achieve the 100% target level of the Company goals.

The 2012 corporate goals, their target weightings and the achievement level for each, were as follows:

•	complete patient enrollment for Phase II clinical trial by the third quarter of 2012 (40% weighting);

•	initiate a clinical trial (submit IND) for ovarian cancer (15% weighting);

•	initiate a recurrent GBM or another indication trial (15% weighting);

•	successfully transfer manufacturing process from University of Pennsylvania to PCT by April 2012 (10% weighting);

•	create an adjuvant strategy for off-the-shelf vaccination and license various pieces from other companies (10% weighting); and

•	beat NASDAQ Biotech index (NBI) by 10% (10% weighting).

In November 2012, the Compensation Committee evaluated the achievement of the corporate performance goals for 2012. While each corporate goal was initially assigned a weighting for purposes of determining the amount of executive officer bonuses, the Compensation Committee, in its discretion, evaluated the achievement of the goals in the context of our overall business and determined that for goals that were either fully or partially achieved, we achieved a combined total of 100% of our stated corporate goals, based on the target weightings as set forth above. Based on the Compensation Committee’s recommendation that our overall achievement of our 2012 corporate goals was at 100% of target, Dr. Yu’s cash incentive bonus for 2012 was approved by our Board at $40,000, or 100% of his target amount and Dr. Bender’s cash incentive bonus for 2012 was approved by our Board at $34,100, or 100% of his target amount. In addition, based on the Compensation Committee’s recommendation, the Board awarded Mr. Fractor a discretionary bonus of $20,000 for his contributions to the 2012 corporate goals. The cash incentive bonuses for the achievement of the corporate goals are paid annually to each executive officer.

Equity Incentive Compensation

We believe that our long-term performance is best facilitated through a culture of executive ownership that aligns the executive officers’ interests with the interests of our stockholders. To encourage this ownership culture, we typically make an initial grant of stock options to new employees and have made awards of additional stock options from time to time. Our Compensation Committee is authorized to determine and approve or recommend to the Board option grants to all our employees including our executive officers. These grants have an exercise price that is not less than the fair market value of our common stock on the grant date. The size of the stock option award is determined based on the executive officer’s position with us and takes into account the executive officer’s performance, as well as base salary and other compensation. The Compensation Committee also examines market benchmark data provided by our compensation consultant and considers the grant and compensation practices of our peer group companies and other life sciences companies with which our Compensation Committee members are familiar. The stock option awards are intended to provide the executive officer with an incentive to build value in the organization over an extended period of time.

Consistent with the above criteria, upon the recommendation of the Compensation Committee, our Board approved grants of equity incentive awards to our executive officers for 2012. These equity incentive awards were determined by the Compensation Committee. In determining the size of the award for each named executive officer, our Chief Executive Officer and Compensation Committee considered such named executive officer’s relative job scope and responsibilities, individual performance history, prior contributions to us and importance to achievement of our upcoming objectives, as well as the size of the officer’s prior equity grants (including how much of the equity was vested) and our Compensation Committee members’ experience with the practices of other life sciences companies and executive compensation data for our peer group companies. For more information regarding the grants for 2012, see the “Summary Compensation Table” and “Stock Option Grants.”

In December 2012, in connection with his hiring, we granted a seven-year option to purchase 700,000 shares of our common stock at an exercise price of $2.13 to Andrew Gengos for his service as our President and Chief Executive Officer, with such option to vest as to 175,000 shares one year after grant, and the remaining shares to vest thereafter in 36 equal monthly installments following the first anniversary of the grant date.

In June 2012, we granted a seven-year option to purchase 75,000 shares of our common stock at an exercise price of $3.42 per share to Dr. James Bender for his continued service as our Vice President – Product Development and Manufacturing, with such option to vest in 48 equal monthly installments over four years following February 1, 2012.

In February 2012, we granted a seven-year option to purchase 10,000 shares of our common stock at an exercise price of $1.90 to David Fractor for his continued service as our principal finance executive, with such option to vest in four equal quarterly installments for the one-year period following the date of grant, and may be exercised within its term during the period the grantee provides services to us and the 24 months after the grantee ceases providing services for any reason other than termination by us for cause.

Severance Compensation

In connection with certain terminations of employment, certain of our named executive officers may be entitled to receive severance payments and benefits pursuant to their respective employment agreements that provide alternative severance payments and benefits in the event the officer is terminated without cause or resigns with good reason from 90 days prior to or 12 months following certain corporate transactions. We entered into these agreements to retain and motivate our officers and minimize management distraction created by uncertain job security surrounding potential beneficial transactions. The agreements also provide alternative severance payments and benefits in the event that the officer is terminated without cause or resigns for good reason in the absence of such corporate transactions, and we believe that these benefits provide some degree of certainty and reduce distractions created by concerns about job security generally. The Compensation Committee approved different durations of severance benefits for different levels of our senior management based on the Compensation Committee members’ experience with other life sciences companies. These severance benefits are described more fully in “Compensation Discussion and Analysis—Change of Control and Severance Agreements.” In setting the terms of and determining whether to approve such arrangements, our Compensation Committee recognized that executives often face challenges securing new employment following termination. The severance payments and benefits are typically composed of cash payments and continued health care coverage for a limited period of time.

Other Compensation

All of our executive officers are eligible to participate in benefit plans and arrangements offered to employees generally, including health, dental and 401(k) plans. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers. Our Compensation Committee in its discretion may revise, amend or add to any executive officer’s benefits and perquisites as it deems advisable. We do not believe it is necessary for the attraction or retention of management talent to provide our executive officers with a substantial amount of compensation in the form of perquisites.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and our three other most highly paid executive officers other than our Chief Financial Officer. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our Board may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Also, the Compensation Committee takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code, and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

We account for equity compensation paid to our employees under ASC Topic 718, which requires us to estimate and record an expense over the employee’s requisite service period for each award. Our cash compensation is recorded as an expense at the time the obligation is accrued.

Compensation Committee Report on Executive Compensation

Each of the Compensation Committee members is independent, as defined under SEC rules and the listing standards of the New York Stock Exchange, The NASDAQ Global Select Market and the Chicago Stock Exchange, as well as the Company’s independence standards. Additionally, each member of the Compensation Committee is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews the Company’s Compensation Discussion and Analysis on behalf of the Board of Directors.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis above be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Compensation Committee

Richard Chin, M.D., Chairman
Richard A. Cowell
Rahul Singhvi, Sc.D.

Compensation of Executive Officers

The following table sets forth the compensation for services paid in all capacities for the two fiscal years ended December 31, 2012 to Mr. Andrew Gengos, who has served as our President and Chief Executive Officer since December 3, 2012, Dr. John Yu, who served as our Interim President and Chief Executive Officer from August 16, 2012 to November 30, 2012 and Dr. Manish Singh who served as our President and Chief Executive Officer from February 2008 to August 15, 2012. Additionally, the table sets for the compensation for services paid to Dr. James Bender who has served as our Vice President Development and Manufacturing since February 2010 and Mr. David Fractor, who served as our Chief Financial Officer from April 2011 to March 2013 and has served as our Vice President of Finance and Principal Accounting Officer since March 2013.

In determining the compensation of executive officers, the Compensation Committee and the Board of Directors considered the performance of the executive officers, attainment of corporate goals, compensation of executive officers of similar biotechnology companies, and recommendations from a compensation consultant.

Summary Compensation Table

	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)(9)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)
Andrew Gengos,	2012	$33,333	(1)	—	—	$791,429	(10)	—	—	—
President and Chief Executive Officer	2011	—		—	—	—		—	—	—

John Yu, MD	2012	$67,732	(2)	$40,000	—	—		—	—	$108,993	(17)
President and Chief Executive Officer	2011	—		—	—	$52,000	(11)	—	—	—

Manish Singh, PhD.	2012	$202,781	(3)	$—	—	—		—	—	—
President and Chief Executive Officer	2011	$313,125	(4)	$50,000	—	$393,500	(12)	—	—	—

David Fractor	2012	$116,417	(5)	$20,000	—	$10,300	(13)	—	—	—
Vice President of Finance and Principal Accounting Officer	2011	$62,000	(6)	—	—	$52,180	(14)	—	—	—

James Bender	2012	$186,917	(7)	$34,100	—	$145,425	(15)	—	—	—
Vice President - Product Development and Manufacturing	2011	$174,583	(8)	$20,000	—	$134,800	(16)	—	—	—

(1)	Includes $33,333 for month of December 2012 for services rendered to us as President and Chief Executive Officer.
(2)	Includes $19,352 for the period from August 15, 2012 through November 30, 2012 for services rendered to us as President and Chief Executive Officer.
(3)	Includes $26,250 per month for the period January 1, 2012 to March 31, 2012 and $27,563 for the period April 1, 2012 to August 15, 2012 per month for services rendered to us as President and Chief Executive Officer.
(4)	Includes $25,000 per month for the period from January 1, 2011 through February 18, 2011 and $26,250 from February 19, 2011 through December 31, 2011 for services rendered to us as President and Chief Executive Officer.
(5)	Includes $8,000 per month for the period January 1, 2012 through July 31, 2012 and $12,083 per month for the period August 1, 2012 to December 31, 2012.
(6)	Includes $6,000 per month for the period April 1, 2011 to September 30, 2011 and $8,000 per month for the period October 1, 2011 to December 31, 2011.
(7)	Includes $14,583 per month for the month of January 2012 and $15,667 per month for the period from February 1, 2012 to December 31, 2012.
(8)	Includes $14,167 per month for the month of January 2011 and $14,583 for the period February 1, 2011 to December 31, 2011.
(9)	This column represents option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the option grants, refer to Note 2 of our financial statements. These amounts do not correspond to the actual value that will be recognized by the named executives from these awards.

(10)	Includes a seven-year option to purchase 700,000 shares of our common stock granted December 3, 2012, at an exercise price of $2.13 per share, vesting 175,000 shares on December 2, 2013 and the remaining shares vesting in 36 equal monthly installments thereafter.
(11)	Includes a seven-year option to purchase 50,000 shares of our common stock granted March 1, 2011, at an exercise price of $1.95 per share, vesting quarterly over a four-year period from the date of grant.
(12)	Includes (i) a seven-year option to purchase 20,000 shares of our common stock granted on April 4, 2011, at an exercise price of $2.25 per share, that was fully vested at the grant date; (ii) a seven-year option to purchase 90,000 shares of our common stock granted on April 4, 2011, at an exercise price of $2.25 per share vesting semi-annually over a one year period from the date of grant; (iii) a seven-year option to purchase 100,000 shares of our common stock at a price of $2.25 per share vesting annually over a period of two years from the date of grant, (iv) a seven-year option to purchase 50,000 shares of our common stock at a price of $2.25 per share, vesting is subject to our stock price achieving a market capitalization of at least $100 million for a period of ten consecutive trading days; (v) a seven-year option to purchase 50,000 shares of our common stock at a price of $2.25 per share, vesting is subject to our stock price achieving a market capitalization of at least $150 million for a period of ten consecutive trading days and (vi) a seven-year option to purchase 50,000 shares of our common stock at a price of $2.25 per share, vesting is subject to our stock pricing achieving a market capitalization of at least $150 million for a period of ten consecutive trading days.
(13)	Includes a seven-year option to purchase 10,000 shares of our common stock granted on February 24, 2012, at an exercise price of $1.90 per share, vesting quarterly over a one-year period.
(14)	Includes (i) a seven-year option to purchase 42,000 shares of our common stock granted on April 4, 2011, at an exercise price of $2.25 per share, vesting monthly over a period of 36 months from the date of issuance and (ii) a seven-year option to purchase 10,000 shares of our common stock granted on October 24, 2011, at an exercise price of $1.42, vesting annually over a four-year period.
(15)	Includes a seven-year option to purchase 75,000 shares of our common stock at an exercise price of $3.42 per share, vesting monthly over a period of four year from the date of issuance.
(16)	Includes (i) a seven-year option to purchase 60,000 shares of our common stock granted on April 4, 2011 at an exercise price of $2.25 per share, vesting in three annual installments from the date of grant; (ii) a seven-year option to purchase 20,000 shares of our common stock at a price of $2.25 per share, vesting is subject to our stock price achieving a market capitalization of at least $100 million for a period of ten consecutive trading days; (iii) a seven-year option to purchase 20,000 shares of our common stock at a price of $2.25 per share, vesting is subject to our stock achieving a market capitalization of at least $150 million for a period of ten consecutive trading days and (iv) a seven-year option to purchase 20,000 shares of our common stock at a price of $2.25 per share, vesting is subject to our stock price achieving a market capitalization of at least $200 million for a period of ten consecutive trading days.
(17)	Includes $58,125 in cash for serving on our board of directors and $50,868 in cash for serving as our Chief Scientific Officer.

Stock Option Grants

The following table sets forth information as of December 31, 2012 concerning unexercised options, unvested stock and equity incentive plan awards for the executive officers named in the Summary Compensation Table.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Award: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Andrew Gengos	—		700,000	(1)		$2.13	12/2/2019
Dr. John Yu	5,933,424	(2)				$1.00	11/16/2016
	25,000	(3)				$1.30	11/4/2014
	25,000	(4)				$0.27	9/28/2015
	300,000	(5)				$0.25	2/25/2014
	76,068	(6)				$0.95	9/13/2016
	75,000	(7)				$0.90	2/28/2017
	50,000	(8)				$0.90	9/27/2010
	50,000	(9)				$2.25	4/3/2018
	55,000	(10)				$1.42	10/23/2018
	4,097	(11)	45,903	(11)		$3.00	9/23/2019
David Fractor	14,004	(12)	18,660	(12)		$2.25	4/3/2018
	3,333	(13)	6,667	(13)		$1.42	10/23/2019
	7,500	(14)	2,500	(14)		$1.90	2/23/2019
Dr. James Bender	20,000	(15)				$0.95	8/31/2016
	75,000	(16)				$0.90	1/31/2017
	25,000	(17)				$0.90	1/31/2017
	25,000	(18)				$0.90	1/31/2017
	20,000	(19)	40,000	(19)		$2.25	4/3/2018
	20,000	(20)				$2.25	4/3/2018
			40,000			$2.25	4/3/2018
	10,940		64,060			$3.42	6/10/2019

(1)	Vested 175,000 on the one year anniversary after grant and then in 36 equal monthly installments. following the grant date on December 3, 2012.
(2)	Vested upon issuance on November 17, 2006.
(3)	Vested in quarterly installments over a one year period following the grant date on November 5, 2007.
(4)	Vested in quarterly installments over a one year period following the grant date on September 29, 2008.
(5)	Vested in quarterly installments over a one year period following the grant date on February 26, 2009.
(6)	Vested in quarterly installments over a one year period following the grant date on September 14, 2009.
(7)	Vested in quarterly installments over a one year period following the grant date on March 1, 2010.
(8)	Vested in quarterly installments over a one year period following the grant date on September 27, 2010.
(9)	Vested in three equal annual installments following the grant date on April 4, 2011.
(10)	Vested in quarterly installments over a one year period following the grant date on October 24, 2011.
(11)	Vests in quarterly installments over a four year period following the grant date of September 24, 2012.
(12)	Vests in quarterly installments over a three year period following the grant date of April 4, 2011.
(13)	Vests in three annual installments following the grant date on October 24, 2011.
(14)	Vests in quarterly installments over a three year period following the grant date of February 24, 2012.
(15)	Vested in monthly installments over a one year period following the grant date of September 14, 2009.
(16)	Vested in monthly installments over a one year period following the grant date of February 1, 2010.
(17)	Vested pursuant to milestones contained in employment contract.
(18)	Vested pursuant to milestones contained in employment contract.
(19)	Vests in three annual installments following the grant date on April 4, 2011.
(20)	Vested pursuant to milestones contained in employment contract.
(21)	Vested in quarterly installments over a four year period following the grant date of June 11, 2012.

Name	Grant Date(1)	All Other Option Awards: No of Securities Underlying Options	Exercise or Base of Option Awards	Grant Date Fair Value of Option Awards(2)
Andrew Gengos	12/3/2012	700,000	$2.13	$791,429
John Yu, MD	9/24/2012	50,000	$3.00	$70,500
	10/24/2011	55,000	$1.42	$42,350
	4/4/2011	50,000	$2.25	$52,000
	9/27/2010	50,000	$0.90	$31,000
	3/1/2010	125,000	$0.90	$77,500
Manish Singh, PhD	4/4/2011	360,000	$2.25	$393,585
	9/27/2010	30,000	$0.90	$18,600
	2/18/2010	600,000	$0.90	$372,000
David Fractor	2/24/2012	10,000	$1.90	$10,300
	10/24/2011	10,000	$1.42	$8,500
	4/4/2011	42,000	$2.25	$43,680
James Bender, PhD	6/11/2012	75,000	$3.42	$145,500
	4/4/2011	120,000	$2.25	$134,835
	2/18/2010	150,000	$0.90	$93,000

(1)	All options were granted and approved on the same date with an exercise price equal to the closing market price of the Company’s common stock on the date of grant.
(2)	This column represents option awards computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures related to service-based vesting conditions.

Option Exercises in 2012

The following table summarizes the option exercises for each of our named executive officers for the year ended December 31, 2012.

	Stock Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)
Manish Singh	763,978	2,055,625
James Bender	14,679	43,890

(1)	The value realized on the exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

Our named executive officers do not have any equity awards outstanding other than stock options.

We do not maintain any pension benefit plans or any nonqualified deferred compensation plans.

Change of Control and Severance Agreements

Change of control and severance agreements. We have entered into change of control and severance agreements with certain of our named executive officers, as set forth in their respective employment agreements.

The employment agreement with Mr. Gengos provides that in the event that we terminate his employment agreement without cause (as defined in the employment agreement) or Mr. Gengos terminates his employment agreement for good reason (as defined in the employment agreement), in either case prior to the closing of a change of control or more than 12 months following the closing of a change of control (as defined in the employment agreement and specifically excluding any sale of stock for capital raising purposes), then (i) we upon such termination will be required to make a lump sum payment to Mr. Gengos equal to twelve months of his base annual salary; (ii) provided that Mr. Gengos timely elects continued coverage under COBRA, we will pay Mr. Gengos’ COBRA premiums to continue his coverage through the period starting on the separation from service and ending on the earliest to occur of (a) 12 months following separation from service, or (b) the date Mr. Gengos ceases to be eligible for COBRA continuation coverage for any reason; notwithstanding (a) or (b), if we determine that we cannot pay the COBRA premiums without a substantial risk of violating applicable law, we will instead pay to Mr. Gengos, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month, subject to applicable tax withholdings, for the remainder of the COBRA premium period; and (iii) we will accelerate the vesting of Mr. Gengos’ options so that 100% of his options will vest as of his last day of employment and will be exercisable for 90 days after termination. The receipt of any payment described above is subject to Mr. Gengos signing and not revoking a separation agreement and release of claims in a form reasonably satisfactory to us.

The employment agreement with Dr. Yu provides that in the event we terminate his employment agreement without cause (as defined in the employment agreement), then (i) we immediately upon termination will be required to pay to Dr. Yu any accrued but unpaid base salary, any earned but unpaid bonus and any expense reimbursement amounts owed by the Company to Dr. Yu through the date of termination; and (ii) any stock options granted to Dr. Yu pursuant to the employment agreement, to the extent vested, will be retained by Dr. Yu and will be exercisable for 12 months after termination. In the event that Dr. Yu terminates his employment agreement for Good Reason (as defined in the employment agreement), then (i) we will be required to pay to Dr. Yu within five days after termination any accrued but unpaid base salary, any earned but unpaid bonus and any expense reimbursement amounts owed by the Company to Dr. Yu through the date of termination; and (ii) any stock options granted to Dr. Yu pursuant to the employment agreement, to the extent vested, will be retained by Dr. Yu and will be exercisable for 12 months after termination. In the event that Dr. Yu terminates his employment agreement without Good Reason, upon 60 days written notice, then, (i) we immediately upon termination will be required to pay to Dr. Yu any accrued but unpaid base salary, any earned but unpaid bonus and any expense reimbursement amounts owed by the Company to Dr. Yu through the date of termination; and (ii) any stock options granted to Dr. Yu pursuant to the employment agreement, to the extent vested, will be retained by Dr. Yu and will be exercisable for 90 days after termination. The employment agreement with Dr. Yu also contains a non-competition clause that is effective during the term of the agreement and for six months following termination of the agreement.

The employment agreement with Dr. Bender provides that in the event that we terminate his employment agreement without cause (as defined in the employment agreement) or Dr. Bender terminates his employment for good reason (as defined in the employment agreement), then (i) we upon such termination will be required to make a lump sum payment to Dr. Bender equal to six months of his base annual salary, (ii) any stock options granted to Dr. Bender, to the extent vested, will be retained by Dr. Bender and will be exercisable on the terms described in his employment agreement, and (iii) the vesting of an additional number of shares subject to all options granted to Dr. Bender equal to 50% of all shares subject to such options that vest solely on the passage of time and that have not already vested will immediately accelerate and will be exercisable on the terms described above. If Dr. Bender terminates his employment for good reason (as defined in the employment agreement) following a merger or similar corporate transaction in which we are not the surviving entity and the surviving entity does not offer Dr. Bender an executive position at a compensation level at least equal to his then compensation under his employment agreement, he will receive the severance benefits described in the preceding sentence, except that he will also be entitled to receive a lump sum payment equal to one year of his base annual salary and 100% of his options (whether vesting based solely on the passage of time or otherwise) will immediately accelerate and will be exercisable. The employment agreement with Dr. Bender also contains a non-competition clause that is effective during the term of the agreement.

Estimated Change of Control and Severance Benefits

The following charts present the approximate amount of the benefits that each of our named executive officers would have been entitled to have his employment terminated under the circumstances described in the preceding paragraphs on December 31, 2012.

Change of control benefits. The following chart presents our estimates of the dollar values of the benefits to which each of the named executive officers would have been entitled had benefits for termination in connection with a change of control been triggered on December 31, 2012:

	Change of Control(1)
Name	Salary Continuation ($)(2)	Continuation of COBRA ($)	Equity Acceleration ($)(3)	Total ($)
Andrew Gengos	$400,000	$26,352	$—	$426,352
John Yu, MD	$—	$—	$—	$—
David Fractor	$—	$—	$—	$—
James Bender	$94,000	$—	$—	$94,000
Manish Singh(4)	$—	$—	$—	$—

(1)	As described above, these severance amounts are generally payable if the executive officer’s employment is terminated without cause or for good reason from 90 days prior to or 12 months following a change of control.
(2)	Amounts in this column are based upon salary in effect as of December 31, 2012.
(3)	The aggregate dollar value to be realized in connection with the acceleration of the equity awards represents the difference between the aggregate market value of our common stock underlying the accelerated stock options, which was based on our common stock’s closing price of $1.92 per share as of December 31, 2012, and the aggregate exercise price of the accelerated stock options.
(4)	Dr. Singh resigned from the Company on August 14, 2012. Amounts for Dr. Singh represent the actual amounts received in connection with his resignation.

Severance benefits. The following chart presents our estimates of the dollar values of the benefits to which each of the named executive officers would have been entitled had his employment terminated by us under the circumstances described above without cause or by the executive for good reason (other than in connection with a change of control) on December 31, 2012:

	Termination by the Company Without Cause or Involuntary Termination for Good Reason
Name	Salary Continuation ($)(1)	Continuation of COBRA ($)	Total ($)
Andrew Gengos	$400,000	$26,352	$426,352
John Yu, MD	$—	$—	$—
David Fractor	$—	$—	$—
James Bender	$188,000	$—	$188,000
Manish Singh(2)	$—	$—	$—

(1)	Amounts in this column are based upon salary in effect as of December 31, 2012.
(2)	Dr. Singh resigned from the Company on August 14, 2012. Amounts for Dr. Singh represent the actual amounts received in connection with his resignation.

Employment Agreements and Offer Letter Agreement

We entered into employment agreements with certain of our named executive officers in connection with their commencement of employment with us. These employment agreements typically include the named executive officer’s initial base salary and stock option grant along with vesting provisions with respect to such initial stock option grant, as well as change of control and severance arrangements. See “Change of Control and Severance Agreements” above. We entered into an offer letter agreement with David Fractor in connection with his commencement of employment by us, including his initial base salary and stock option grant along with vesting provisions with respect to such initial stock option grant.

401(k) Plan

We have a 401(k) Plan to allow eligible employees to elect to reduce the amount of their compensation that is currently subject to income taxes. We currently do not make matching or other contributions to the 401(k) Plan on behalf of eligible employees, including our named executive officers.

Limitation on Liability and Indemnification Matters

Our Amended and Restated Certificate of Incorporation provides that, to the full extent permitted by the Delaware General Corporation Law, no director will be personally liable to us or our stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director.

Our Amended and Restated Certificate of Incorporation also provides that each person who is or was or had agreed to become a director or officer, and each such person who is or was serving or who had agreed to serve at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, will be indemnified by us to the full extent permitted by the Delaware General Corporation Law and will be entitled to advancement of expenses in connection therewith. Our Bylaws have similar indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In our employment agreements with Dr. James Bender and David Fractor, we agreed to indemnify each of these officers for all claims arising out of performance of his duties, other than those arising out of his breach of the agreement or his gross negligence or willful misconduct.

In addition, we have entered into indemnification agreements with our directors, whereby we have agreed to indemnify our directors to the fullest extent permitted by law, including advancement of expenses incurred in legal proceedings to which the director was, or is threatened to be made, a party by reason of the fact that such director is or was a director, officer, employee or agent of the Company, provided that such director acted in good faith and in a manner that the director reasonably believed to be in, or not opposed to, the best interest of the Company.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. A director or officer can only enter into a 10b5-1 plan when he or she is not in possession of material non-public information regarding the Company. Under certain circumstances, a broker may subsequently execute trades pursuant to such plan, even if the director or officer has subsequently come into possession of material non-public information. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Employment Agreements

John S. Yu, M.D.

Dr. John Yu and the Company entered into an Agreement, dated as of November 17, 2006, and a related Securities Purchase Agreement, dated as of November 17, 2006, Non-qualified Stock Option Agreement, dated as of November 17, 2006 and Registration Rights Agreement, dated as of November 17, 2006. Under that Agreement, Dr. Yu agreed to serve as our Chief Scientific Officer for an initial one-year term on a part-time basis. Pursuant to that Agreement, the Company agreed that (i) for so long as Dr. Yu owns Company shares or fully vested immediately exercisable options to purchase Company shares totaling at least 2,000,000 shares, the Company will use commercially reasonable efforts to enable Dr. Yu to continue to serve on its Board of Directors and (ii) for so long as Dr. Yu owns shares of the Company’s common stock or fully vested immediately exercisable options to purchase shares of the Company’s common stock totaling at least 4,000,000 shares or at least 5,000,000 shares, the Company will use commercially reasonable efforts to enable Dr. Yu and either one or two, respectively, of his designees to serve on its Board of Directors.

Effective March 1, 2010, the Company entered into an Agreement with Dr. Yu under which he agreed to serve on a part-time basis as the Company’s Chief Scientific Officer for a one-year term. The Agreement provides for an annual base salary of $70,000 and for cash bonuses of $15,000 each if prior to December 31, 2010 (i) the FDA has accepted a Phase II clinical trial plan for ICT-107 and (ii) a Physicians Investigator IND submission for one of the Company’s specified product candidates has been accepted by the FDA.

Pursuant to the Agreement, the Company granted to Dr. Yu a seven-year nonqualified stock option under the Company’s 2006 Equity Incentive Plan, or a new qualified option plan, to purchase 125,000 shares of the Company’s common stock at an exercise price equal to $0.90 per share, which was the closing market price of the common stock on the option grant date. The option may be exercised during the period that Dr. Yu provides services to the Company and for 24 months after termination for any reason except termination for cause by the Company, provided that such exercise is within the seven-year term of the option.

The option granted to Dr. Yu under the Agreement will vest (i) as to 75,000 shares in four equal quarterly installments following the date of grant and (ii) as to the remaining 50,000 shares, 25,000 shares shall each vest upon timely satisfying the two milestones described above for the payment of cash bonuses to Dr. Yu.

Effective March 1, 2011, the Company entered into an Agreement with Dr. Yu under which he agreed to serve on a part-time basis as the Company’s Chief Scientific Officer. The Agreement shall automatically renew on the one year anniversary date of the Agreement for successive one-year terms unless terminated by Dr. Yu or us and was automatically renewed on March 1, 2012 for an additional one-year period. The agreement provides for an annual base salary of $70,000 and for cash bonuses of $15,000 each if prior to February 29, 2012 we achieved the following milestones: (i) enrollment of 75 patients in the Phase II trial of ICT-107 and (ii) filing of an IND for either a new indication for ICT-107 or for another product candidate of the Company.

Pursuant to the Agreement, the Company granted to Dr. Yu a seven-year nonqualified stock option under the Company’s 2006 Equity Incentive Plan, to purchase 50,000 shares of the Company’s common stock at an exercise price equal to $1.95 per share, which was the closing market price of the common stock on the option grant date. The option may be exercised during the period that Dr. Yu provides services to the Company and for 12 months after termination for any reason except termination for cause by the Company, provided that such exercise is within the seven-year term of the option.

The option granted to Dr. Yu under the Agreement will vest in three equal annual installments, with the first vesting date to be February 29, 2012.

Effective August 15, 2012, Dr. Yu agreed to serve as the Company’s interim Chief Executive Officer until such time as the Company hired a permanent Chief Executive Officer. The Company and Dr. Yu agreed to increase Dr. Yu’s annual salary to $231,525 during this interim period. On December 3, 2012, the Company engaged Mr. Andrew Gengos to serve as the Company’s permanent Chief Executive Officer. Dr. Yu continues to serve as the Company’s Chief Scientific Officer. For the year ended December 31, 2012, Dr. Yu received a discretionary bonus of $40,000. On June 14, 2013, the Company increased Dr. Yu’s annual salary to $125,000 retroactive to March 1, 2013 and granted Dr. Yu a ten-year stock option to purchase 45,000 shares of common stock under the Plan at an exercise price of $2.19 per share, which was the closing price of the Company’s stock on the date of grant. The option will vest in equal monthly installments over a period of four years.

Dr. James Bender

Effective February 1, 2010, the Company entered into an Employment Agreement with Dr. James Bender pursuant to which Dr. Bender will serve on a full-time basis as the Company’s Vice President – Product Development and Manufacturing for a one-year term commencing February 1, 2010. Prior to February 1, 2010, Dr. Bender had been serving on a part-time basis as the Company’s Vice President – Clinical Development pursuant to an Agreement dated as of September 1, 2009, as amended on September 14, 2009.

The Employment Agreement provides for an annual base salary of $170,000. Pursuant to the Employment Agreement, the Company granted to Dr. Bender a seven-year incentive stock option under the Company’s 2006 Equity Incentive Plan to purchase 150,000 shares of the Company’s common stock at an exercise price equal to $0.90 per share, which was the closing market price of the common stock on the option grant date.

The option granted to Dr. Bender under the Employment Agreement will vest at the rate of 6,250 shares per month over the term of the Employment Agreement as to 75,000 shares. The option will vest as to the remaining 75,000 shares upon the Company’s attainment of the following development milestones, and Dr. Bender will also be entitled to receive the following cash bonuses upon attainment of these milestones: (1) completion by September 30, 2010 of the technology transfer to a contract manufacturer for the Company’s ICT-107 product will result in a $10,000 cash bonus and the vesting of 25,000 option shares; (2) completion by December 31, 2010 of FDA acceptance of a Phase II clinical trial plan for ICT-107 will result in a $10,000 cash bonus and the vesting of 25,000 option shares; and (3) completion by December 31, 2010 of the enrollment of the first patient into the Phase II clinical trial for ICT-107 will result in a $10,000 bonus and the vesting of 25,000 option shares.

The Employment Agreement provides that all of the rights and obligations of the Company and Dr. Bender under his prior agreement to provide services to the Company (including Dr. Bender’s right to work for another organization) terminated as of January 31, 2010, except that Dr. Bender’s right under that agreement to receive cash bonuses and the vesting of options upon the Company’s achievement of specified development milestones will remain in effect. The Employment Agreement provides that, except as described in the following sentence, if Dr. Bender’s employment terminates prior to the expiration of the one-year term, Dr. Bender will not have any right to receive further compensation under the Employment Agreement other than compensation that was accrued as of his employment termination date. If the Company terminates Dr. Bender’s employment without “cause” as defined in the Employment Agreement, 50% of any unvested options held by Dr. Bender as of the employment termination date will vest, and he will also have the right to receive any compensation that was accrued as of the employment termination date.

The Company entered into an Employment Agreement, effective as of February 1, 2011, with Dr. James Bender pursuant to which Dr. Bender will continue to serve on a full-time basis as the Company’s Vice President – Product Development and Manufacturing for a one-year term commencing February 1, 2011. The Employment Agreement automatically renews on the one-year anniversary date of the effective date of February 1, 2011 of each year thereafter for successive one-year terms unless terminated by either party and was automatically renewed on February 1, 2012 for an additional one-year period.

The Employment Agreement provides for an annual base salary of $175,000. In addition, provided that Dr. Bender continues to serve as the Company’s Vice President – Product Development and Manufacturing for the entire one-year term of the Employment Agreement, the Company will pay Dr. Bender a discretionary cash bonus of up to $35,000 upon the attainment of certain corporate goals. Upon the February 1, 2012 automatic renewal, Dr. Bender’s annual base salary was increased to $188,000 and upon the March 1, 2013 automatic renewal, Dr. Bender’s annual base salary was increased to $193,650.

The Employment Agreement also provides Dr. Bender a seven-year incentive stock option grant to purchase 120,000 shares of common stock under the Plan at an exercise price of $2.25 per share, which was the closing price of the Company’s common stock on the date of grant. The option will vest as to (i) 60,000 shares in three annual installments of 20,000 shares each, with the first installment to vest on January 31, 2012; (ii) 20,000 shares upon the Company attaining a market capitalization of at least $100 million for ten consecutive trading dates; (iii) 20,000 shares upon the Company attaining a market capitalization of at least $150 million for ten consecutive trading dates; and (iv) 20,000 shares upon the Company attaining a market capitalization of at least $200 million for ten consecutive trading dates. On June 11, 2012, Dr. Bender was granted an additional seven-year incentive stock option to purchase 75,000 shares of the Company’s common stock at an exercise price of $3.42 per share, with such option to vest in equal monthly installments over a four year period beginning February 1, 2012. Additionally, on March 7, 2013, the Company granted Dr. Bender a seven-year stock option to purchase 80,000 shares of common stock under the Plan at an exercise price of $2.72 per share, which was the closing price of the Company’s stock on the date of grant. The option will vest in equal monthly installments over a period of four years.

David Fractor

The Company has entered into an agreement with David Fractor pursuant to which Mr. Fractor became the Company’s Chief Financial Officer effective as of April 4, 2011. Mr. Fractor will serve in this capacity on a part-time basis for a three-year term, subject to termination by either party on 30 days notice. Under this agreement, Mr. Fractor received a monthly salary of $6,000 and was granted a seven-year option to purchase 42,000 shares of the Company’s common stock at an exercise price of $2.25 per share, with such option to vest in equal monthly installments over the three-year term of the agreement. On October 24, 2011, Mr. Fractor’s monthly salary was increased to $8,000 and he was granted a seven-year option to purchase 10,000 shares of the company’s common stock at an exercise price of $1.42 per share with such option to vest as to 2,500 shares on October 24, 2011 and the remaining shares to vest thereafter in 36 equal monthly installments. On February 24, 2012 the Company granted to Mr. Fractor a seven-year non-qualified option to purchase 10,000 shares of the Company’s common stock at an exercise price of $1.90 per share, with such option to vest in equal quarterly installments over a one-year period following the date of grant. Effective September 1, 2012, the Company increased Mr. Fractor’s monthly salary to $12,000. On March 1, 2013, the Company increased Mr. Fractor’s monthly salary to $12,500 and changed his title to Vice President of Finance and Principal Accounting Officer. On March 7, 2013, Mr. Fractor was granted a seven-year option to purchase 64,000 shares of the company’s common stock at a price of $2.72 per share, with one-quarter of such options to vest on March 1, 2014, and the remainder to vest in equal monthly installments over a period of three years. Additionally, Mr. Fractor is eligible for a discretionary annual cash bonus.

Andrew Gengos

On December 3, 2012, the Company entered into an Agreement with Mr. Andrew Gengos pursuant to which Mr. Gengos will serve as the Company’s President and Chief Executive Officer. The Agreement may be terminated be either party with or without cause.

The Agreement provides for an annual base salary of $400,000. Additionally, beginning in 2013, Mr. Gengos is eligible for an annual discretionary bonus of up to 40% of his base annual salary as determined by the Company’s Board of Directors. Mr. Gengos is also entitled to a seven-year incentive stock option grant to purchase 700,000 shares of the Company’s common stock at an exercise price of $2.13 per share, which was the closing price of the Company’s common stock on the date of grant. The option vests in one annual installment of 175,000 shares on December 2, 2013, and in 36 equal monthly installments thereafter. The vesting of the stock options will accelerate such that the stock options will be fully vested on his last day of employment. The options may be exercised during Mr. Gengos’ employment with the Company and for 90 days after termination for any reason except termination without cause by Mr. Gengos or termination for cause by the Company, provided that such exercise is within the seven-year term of the option.

In the event the Company terminates Mr. Gengos’ employment without cause, or in the event Mr. Gengos resigns for good cause, Mr. Gengos will be entitled to severance equal to one-year of Mr. Gengos base salary in effect at the date of termination. Additionally, the Company will pay Mr. Gengos COBRA premiums for a period of up to one-year.

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2012, (i) the number of shares of our common stock that are issuable under our equity compensation plans upon the exercise of outstanding options, warrants and other rights, (ii) the weighted-average exercise price of such options, warrants and rights, and (iii) the number of securities remaining available for future issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	9,481,193	$1.26	2,225,862

Equity compensation plans not approved by stockholders	1,321,174	$1.24	—

Total	10,802,367	$1.25	2,225,862

Our stockholders approved our 2006 Equity Incentive Plan (the “Equity Plan”). The only awards that are outstanding under the Equity Plan as of December 31, 2012 are options to acquire 3,547,669 shares of our common stock. In September 2008 our stockholders increased the authorized number of shares of our common stock available to be issued under the Equity Plan from 1,500,000 shares to 3,400,000 shares. In March 2010, our Board approved an increase in the number of shares of our common stock available to be issued under our Equity Plan from 3,400,000 shares to 6,000,000 shares, which was approved by our stockholders in September 2010. In October 2011, our stockholders increased the authorized number of shares of our common stock available to be issued under the Equity Plan from 6,000,000 to 8,000,000 shares.

In November 2006, we granted to Dr. John Yu (1) an option to purchase 150,000 shares of our common stock in consideration for his relinquishment of his royalty interest in the cellular-based therapy technology that we licensed and (2) an option to purchase 5,783,424 shares of our common stock in consideration of his agreeing to serve as our Chief Scientific Officer for a one-year term. Both options have an exercise price of $1.00 per share, a term of ten years and were fully vested upon grant. In November 2006, our stockholders approved these option grants to Dr. Yu.

Equity compensation plans not approved by stockholders include (a) a ten year option to purchase 1,500,000 shares at an exercise price of $1.10 per share (of which 400,000 have been exercised) issued to Dr. Keith Black, on January 8, 2007 in connection with his appointment to our Scientific Advisory Board, and (b) two year and five year warrants to purchase up to a total of 221,174 shares of our common stock at exercise prices ranging from $1.50 to $2.00 issued pursuant to individual compensation arrangements entered into by us since March 22, 2010 with various consultants in connection with placement agent and advisory services.

Code of Ethics

Our Board of Directors has adopted a code of ethics covering all of our executive officers and key employees. A copy of our code of ethics will be furnished without charge to any person upon written request. Requests should be sent to: Corporate Secretary, ImmunoCellular Therapeutics, Ltd., 23622 Calabasas Road, Suite 300, Calabasas, California 91302.

Report of the Audit Committee

The Audit Committee’s primary role is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls, and audit functions. The Audit Committee provides advice, counsel, and direction to management and the independent registered public accounting firm on the basis of the information it receives and discussions with management and the independent registered public accounting firm.

The Audit Committee also monitors the activities and performance of the Company’s independent registered public accounting firm, including the scope, external audit fees, independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee selects, evaluates and, when appropriate, replaces the independent registered public accounting firm. The Audit Committee also reviews the results of external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management and independent registered public accounting firm presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees the Company’s internal financial controls and financial disclosure procedures.

The Audit Committee is composed of four non-employee directors who are “independent directors” under SEC and NYSE MKT rules requiring the independence of audit committee members.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of ImmunoCellular Therapeutics, Ltd. included in the Company’s Annual Report on 10-K for the year ended December 31, 2012 through periodic meetings with our independent registered public accounting firm and management. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm, Marcum LLP, is responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Audit Committee members are not employees of the Company, and do not represent themselves to be or to serve as accountants or auditors by profession or experts in the field of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements were prepared in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in its report on the Company’s financial statements.

The Audit Committee has discussed with Marcum LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Volume 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received from Marcum LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Marcum LLP its independence.

Based on the review and discussions described above with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2012, the Audit Committee recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Respectfully submitted,

Audit Committee

Richard A. Cowell, Chairman
Richard Chin, M.D.
Rahul Singhvi, Sc.D.
Gary S. Titus

PROPOSAL II

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

On June 14, 2013, our Board of Directors adopted, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized common stock from 99,000,000 shares to 149,000,000 shares.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

The complete text of the amendment to our Amended and Restated Certificate of Incorporation is set forth as Appendix A to this proxy statement.

Purpose and Background of the Amendment

As of August 2, 2013, we had outstanding                  shares of common stock, warrants and options to purchase a total of                  shares of common stock,                  shares of common stock reserved for issuance under our Equity Plan and shares of common stock reserved for issuance under our Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. Accordingly, as of that date, we had only                  shares of our authorized common stock available for issuance that were not previously issued or reserved for issuance.

Our Board of Directors believes it is in the best interests of the Company and our stockholders to increase our authorized shares of common stock in order to have additional authorized shares available for use as our Board of Directors deems appropriate or necessary. For example, such shares may be needed in the future in connection with acquiring another company or its business or assets, establishing a strategic relationship with a corporate partner or raising additional capital. The Board of Directors has no present agreement, arrangement, plan or understanding, however, with respect to the issuance of any such additional shares of common stock.

Although, at present, the Board of Directors has no other plans to issue the additional authorized shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further shareholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the Company’s business or product lines through the acquisition of other businesses or products; and other purposes.

If the amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock is approved by the stockholders, our Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law or any exchange on which our shares may be listed at that time. Holders of our common stock as such have no statutory preemptive rights with respect to issuances of common stock and are not entitled to dissenter’s rights with respect to the amendment.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve this amendment to the Company’s Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL III

APPROVAL OF AMENDMENT TO

THE COMPANY’S 2006 EQUITY INCENTIVE PLAN

In January 2006, our Board of Directors and majority stockholders adopted and approved the 2006 Equity Incentive Plan of ImmunoCellular Therapeutics, Ltd. (the “Equity Plan”). In June 2011, the Board amended Section 3 of the Equity Plan to increase the total number of shares of common stock that may be issued under the Equity Plan from 6,000,000 to 8,000,000, which was approved by our stockholders on September 8, 2011. On June 14, 2013, our Board approved and we are asking our stockholders to approve an amendment to increase the total number of shares of common stock that may be issued under the Equity Plan to 12,000,000. A copy of the Equity Plan, with the proposed amendment highlighted, is included as Appendix B to this Proxy Statement.

Our Board of Directors believes that the grant of options and other stock awards is an important incentive for the Company’s employees, officers, directors and consultants who provide services to us. Our Board of Directors anticipates, therefore, that the additional shares provided for in the amendment will be needed under the Equity Plan over the next several years as the Company continues to increase the scope of its operations.

As of the date of this Proxy Statement, there are                  remaining shares available for issuance in connection with awards granted under the Equity Plan. The increase in the number of available shares is necessary, therefore, to make shares available under the Equity Plan for the grant of options and other awards to our current and future executive officers, directors, employees and outside consultants, as determined by our Board of Directors.

Administration

The Equity Plan is and will continue to be administered by the Board of Directors of ImmunoCellular or by a committee to which administration of the Equity Plan is delegated by the Board. The Board (or Committee) has the power, authority and discretion to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the incentive plan; and make all other decisions and determinations that may be required under, or as the Board (or committee) deems necessary or advisable to administer, the incentive plan.

Awards

Stock Options. The Board (or committee) is authorized to grant options, which may be incentive stock options, or “ISOs”, or non-qualified stock options, or “NQSOs”, to participants. All options will be evidenced by a written award agreement between ImmunoCellular and the participant, which will include such provisions as may be specified by the Board. The terms of any ISO must meet the requirements of Section 422 of the Code.

Stock Appreciation Rights. The Board (or committee) may grant SARs to participants. Upon the exercise of a SAR, the participant has the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the grant price of the SAR as determined by the Board (or committee), which will not be less than the fair market value of one share of common stock on the date of grant. All awards of SARs will be evidenced by an award agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the SAR, as determined by the Board (or committee), at the time of grant.

Restricted Stock Awards. The Board (or committee), may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Board (or Committee), may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution. However, the Board (or Committee), may, in its discretion, permit other transfers if it deems them appropriate and desirable. A participant may, in the manner determined by the Board (or committee), designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events. Unless otherwise provided in an award agreement, in the event of a change in control of ImmunoCellular, as defined in the incentive plan, generally, all outstanding options, SARs, and other awards in the nature of rights that may be exercised will become fully vested and all restrictions on all outstanding awards will lapse.

Termination and Amendment

The Board (or committee), may, at any time and from time to time, terminate, amend or modify the Equity Plan without stockholder approval; provided, however, that the Board (or committee), may condition any amendment on the approval of ImmunoCellular stockholders if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the Equity Plan may adversely affect any award previously granted under the Equity Plan, without the written consent of the participant.

Certain Federal Income Tax Effects

Non-qualified Stock Options. There will be no federal income tax consequences to either ImmunoCellular or the participant upon the grant of a non-discounted NQSO. However, the participant will realize ordinary income on the exercise of the NQSO in an amount equal to the excess of the fair market value of the common stock acquired upon the exercise of such option over the exercise price, and ImmunoCellular will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the common stock will constitute short-term or long-term capital gain, depending on the participant’s holding period.

Incentive Stock Options. There will be no regular federal income tax consequences to either ImmunoCellular or the participant upon the grant or exercise of an ISO. If the participant does not dispose of the shares of common stock for two years after the date the option was granted and one year after the acquisition of such shares of common stock, the difference between the aggregate option price and the amount realized upon disposition of the shares of common stock will constitute long-term capital gain or loss, and ImmunoCellular will not be entitled to a federal income tax deduction. If the shares of common stock are disposed of in a sale, exchange or other “disqualifying disposition” during those periods, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the common stock purchased at the time of exercise over the aggregate option price (adjusted for any loss of value at the time of disposition), and ImmunoCellular will be entitled to a federal income tax deduction equal to such amount, subject to the limitations under Section 162(m) of the Internal Revenue Code.

While the exercise of an incentive stock option does not result in current taxable income, the excess of (1) the fair market value of the option shares at the time of exercise over (2) the exercise price, will be an item of adjustment for purposes of determining the participant’s alternative minimum tax income.

SARs. A participant receiving an SAR will not recognize income, and ImmunoCellular will not be allowed a tax deduction, at the time the award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to ImmunoCellular, subject to limitations under Section 162(m) of the Internal Revenue Code. In addition, the Board (or Committee), may at any time, in its discretion, declare any or all awards to be fully or partially exercisable and may discriminate among participants or among awards in exercising such discretion.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock award will not recognize income, and ImmunoCellular will not be allowed a tax deduction, at the time the award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock, and ImmunoCellular will be entitled to a corresponding tax deduction at that time, subject to the limitations under Section 162(m) of the Internal Revenue Code.

New Equity Plan Benefits

The amount and timing of awards under the Equity Plan are determined in the sole discretion of the Board (or committee). The future awards that will be received under the Equity Plan by executive officers, other employees, directors and other persons are discretionary and therefore not determinable at this time.

Additional Information

The closing price of our common stock, as reported by the NYSE MKT on August 2, 2013, was $        .

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE IMMUNOCELLULAR THERAPEUTICS, LTD. 2006 EQUITY INCENTIVE PLAN.

PROPOSAL IV

RATIFICATION OF THE APPOINTMENT OF

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Accounting Fees

On October 1, 2010, the Company’s independent registered public accounting firm, Stonefield Josephson, Inc. (“Stonefield”), combined its practice with Marcum LLP (the “Merger”). Accordingly, effective October 1, 2010, Stonefield effectively resigned as the Company’s independent registered public accounting firm and Marcum LLP (“Marcum”) became the Company’s independent registered public accounting firm. This change in the Company’s independent registered public accounting firm was approved by the Audit Committee of the Company’s Board of Directors.

The principal accountant’s reports of Stonefield on the financial statements of the Company as of and for the three years ended December 31, 2009 and for the period from inception of operations (February 24, 2004) to December 31, 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the three years ended December 31, 2009 and through the effective date of the Merger, there were no disagreements with Stonefield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Stonefield’s satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the three years ended December 31, 2009 and through October 1, 2010, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the three years ended December 31, 2009 and through October 1, 2010, the effective date of the Merger, the Company did not consult with Marcum LLP with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee appointed Marcum LLP as our independent registered public accounting firm for the fiscal years ended December 31, 2012, 2011 and 2010. The following table shows the fees that were paid or accrued by us for audit and other services provided by Marcum LLP during each of the two years ended December 31, 2012 and 2011.

	2012	2011
Audit fees(1)	$118,744	$66,166
Audit-related fees(2)	—	—
Tax fees(3)	3,905	5,200
All other fees(4)	119,023	91,807

Total*	$241,672	$163,173

(1)	Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements and the review of our financial statements included in our Form 10-Q quarterly reports and services that are normally provided in connection with statutory or regulatory filings for the 2010, 2011 and 2012 fiscal years.
(2)	Audit-related fees represent fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported above under “Audit Fees.”
(3)	Tax fees represent fees for professional services related to tax compliance, tax advice and tax planning.
(4)	These fees primarily represent fees for professional services related to the filing of various registration statements with the Securities and Exchange Commission and issuance of comfort letters to underwriters in connection with financing transactions.
*	All audit related services, tax services and other services rendered by Stonefield or Marcum were pre-approved by our Board of Directors or Audit Committee. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all of the services that were performed for us by Stonefield and that are now performed for us by Marcum. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Pursuant to this policy, the Audit Committee delegated such authority to the Chairman of the Audit Committee. All pre-approval decisions must be reported to the Audit Committee at its next meeting. The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Stonefield and subsequently with maintaining the independence of Marcum.

Stockholder Ratification of the Appointment of Marcum LLP.

The Audit Committee has approved Marcum LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2013. We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm. However, the Audit Committee and the full Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Marcum LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if the representative so desires, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

PROPOSAL V

SAY-ON-PAY

AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Stockholders are being asked to approve, on an advisory basis, the compensation of our named executive officers, as disclosed under Securities and Exchange Commission rules, including the Compensation Discussion and Analysis, the compensation tables and related material included in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a stockholder, the opportunity to express your views on our named executive officers’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our named executive officers described in this proxy statement.

As described in more detail under “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, engage and retain exceptionally talented executives, reward Company and individual performance; and align the interests of our executives and stockholders. The Compensation Committee oversees our executive compensation program, including the compensation of our named executive officers. All members of our Compensation Committee are independent directors, within the meaning of applicable stock exchange listing standards, and the Compensation Committee engages and receives advice from an independent compensation consultant.

Our Compensation Committee has adopted a pay-for-performance compensation philosophy and works within the general framework of this philosophy to determine each component of an executive officer’s compensation package based on numerous factors, including:

•	performance, including achievement of goals and objectives, and other expectations for the position and the individual;

•	the individual’s particular background and relevant expertise, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar officers at other life sciences companies with which our Compensation Committee members are familiar;

•	the demand and competition for the position in the marketplace;

•	comparison to other executive officers within our Company having similar levels of expertise and experience; and

•	the recommendations of our Chief Executive Officer (other than in connection with his own compensation).

Each of the primary elements of our executive compensation program is discussed in more detail under “Compensation Discussion and Analysis.”

Please read “Compensation Discussion and Analysis” beginning on page 11 and the executive compensation tables and accompanying disclosure beginning on page 18 for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our named executive officers.

We are asking our stockholders to support our named executive officer compensation as described in this proxy statement. Our Compensation Committee and our Board believe our overall process effectively implements our compensation philosophy and achieves our goals. Accordingly, we ask you to vote FOR the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the executive compensation tables and related narrative discussion is hereby APPROVED.”

This vote on the named executive officer compensation is advisory, and therefore will not be binding on the Company and will not affect, limit or augment any existing compensation or awards. However, we value our stockholders’ opinions and the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

PROPOSAL VI

SAY-WHEN-ON-PAY

AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER SAY-ON-PAY VOTES

In addition to the “Say-on-Pay” proposal above, stockholders are being asked to vote, on an advisory basis, on how frequently ImmunoCellular should present stockholders with a Say-on-Pay vote on the compensation of our named executive officers. You may vote to have a Say-on-Pay vote held annually, every two years or every three years, or you may abstain. As required under SEC rules, this non-binding “frequency” vote will be presented to stockholders at least once every six years beginning with this Annual Meeting.

After careful consideration of this proposal, our Board of Directors determined that an annual advisory vote on named executive officer compensation is the most appropriate alternative for ImmunoCellular at this time and recommends that you vote for a one-year interval for the advisory stockholder vote on named executive officer compensation. An annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging with, our stockholders on corporate governance matters and our executive compensation program.

This vote on the frequency of stockholder Say-on-Pay votes is advisory, and therefore will not be binding on the Company. However, we value our stockholders’ opinions and the Compensation Committee will take into account the outcome of the vote when recommending a Say-on-Pay voting frequency to the Board. In voting on this proposal, you should be aware that you are not voting “for” or “against” the Board’s recommendation on the frequency of holding advisory stockholder Say-on-Pay votes. Rather, you are voting on your preferred voting frequency by choosing the option of one year, two years or three years, or you may abstain from voting on this proposal.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ANNUAL (“1 YEAR”) OPTION IN THE ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER SAY-ON-PAY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is currently, or ever has been, an officer or employee of the Company. No executive officer of the Company has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

OTHER MATTERS

Stockholder Proposals

Any proposal that a stockholder intends to present in our proxy statement for consideration at our next annual meeting of stockholders, to be held in 2014, must be received by us on or before April     , 2014, or if the date of the annual meeting is moved more than 30 days from the anniversary of our 2013 annual meeting, then no later than the close of business on the 60th day prior to such annual meeting and the 10th day following the date on which public announcement of the date of the meeting is made. If a stockholder desires to present a proposal at our next annual meeting of stockholders but does not desire to include the proposal in our proxy statement, we must receive the proposal no later than June     , 2014. All proposals described in this paragraph must comply with the stockholder proposal requirements set forth in our Bylaws and should be sent to ImmunoCellular Therapeutics, Ltd., 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary.

Expenses of Solicitation

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may be solicited by our directors, officers and other employees, personally or by telephone, facsimile or email. Such persons will not be compensated separately for these solicitation activities.

Miscellaneous

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Annual Report

A copy of our Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2012 that we filed with the SEC accompanies this Proxy Statement. Copies of the Form 10-K exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: ImmunoCellular Therapeutics, Ltd., 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary.

By Order of the Board of Directors

August , 2013	/s/ John S. Yu
John S. Yu, M.D.
Corporate Secretary

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Under Section 242 of the General Corporation Law of the State of Delaware)

ImmunoCellular Therapeutics, Ltd., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST. The name of the corporation is ImmunoCellular Therapeutics, Ltd.

SECOND. The date on which the Certificate of Incorporation of the corporation was originally filed with the Secretary of State of the State of Delaware is March 20, 1987.

THIRD. The board of directors of the corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend Section 1 of Article FOURTH so that, as amended, it shall be and read in full as follows:

“FOURTH

Section 1. Authorized Capital Stock. The Company is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Company is authorized to issue is 150,000,000 shares, consisting of 149,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of Preferred Stock, par value $.0001 per share.”

FOURTH. This Certificate of Amendment was duly adopted by the stockholders of the corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by Andrew Gengos, its President and CEO, this      day of             , 2013.

ImmunoCellular Therapeutics, Ltd.

By:
Name:	Andrew Gengos
Title:	President and CEO

Appendix A-1

APPENDIX B

2006 EQUITY INCENTIVE PLAN

OF

IMMUNOCELLULAR THERAPEUTICS, LTD.

(As Amended and Restated as of June 14, 2013)

(Approved by Stockholders on [    ], 2013)

1.	PURPOSES OF THE PLAN

The purposes of the 2006 Equity Incentive Plan (“Plan”) of IMMUNOCELLULAR THERAPEUTICS, LTD., a Delaware corporation formerly known as Patco Industries, Ltd. and Optical Molecular Imaging, Inc. (the “Company”), are to:

1.1 Encourage selected employees, directors, consultants and advisers to improve operations and increase the profitability of the Company; and

1.2 Encourage selected employees, directors, consultants and advisers to accept or continue employment or association with the Company or its Affiliates.

2.	TYPES OF AWARDS; ELIGIBLE PERSONS

2.1 The Administrator (as defined below) may, from time to time, take the following action, separately or in combination, under the Plan: (i) grant “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”); (ii) grant “non-qualified options” (“NQOs,” and together with ISOs, “Options”); (iii) grant or sell Common Stock subject to restrictions (“restricted stock”) and (iv) grant stock appreciation rights (in general, the right to receive the excess of the fair market value of Common Stock on the exercise date over its fair market value on the grant date (“SARs”)), either in tandem with Options or as separate and independent grants. Any such awards may be made to employees, including employees who are officers or directors, and to individuals described in Section 1 of this Plan who the Administrator believes have made or will make a contribution to the Company or any Affiliate (as defined below); provided, however, that only a person who is an employee of the Company or any Affiliate at the date of the grant of an Option is eligible to receive ISOs under the plan. The term “Affiliate” as used in this Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant. The term “adviser” includes persons employed by, or otherwise affiliated with, an adviser.

2.2 Except as otherwise expressly set forth in this Plan, no right or benefit under this Plan shall be subject in any manner to anticipation, alienation, hypothecation, or charge, and any such attempted action shall be void. No right or benefit under this Plan shall in any manner be liable for or subject to debts, contracts, liabilities, or torts of any option holder or any other person except as otherwise may be expressly required by applicable law.

3.	STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Sections 6.1.1 and 8.2 of this Plan, the total number of shares of Common Stock which may be offered, or issued as restricted stock or on the exercise of Options or SARs under the Plan shall not exceed twelve million (12,000,000) shares of Common Stock. The shares subject to an Option or SAR granted under the Plan which expire, terminate or are cancelled unexercised shall become available again for grants under this Plan. If shares of restricted stock awarded under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan. Where the exercise price of an Option is paid by means of the optionee’s surrender of previously owned shares of Common Stock or the Company’s withholding of shares

Appendix B-1

otherwise issuable upon exercise of the Option as may be permitted herein, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” and no longer available for issuance under this Plan. No eligible person shall be granted Options or other awards during any twelve-month period covering more than seven hundred twenty-five thousand (725,000) shares.

4.	ADMINISTRATION

4.1 This Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of this Plan, or of part of this Plan, is delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. At the Board’s discretion, the Committee may be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or “outside directors” within the meaning of Section 162(m) of the Code. The Administrator may delegate non-discretionary administrative duties to such employees of the Company as the Administrator deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan.

4.2 Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options and SARs and grant or sell restricted stock; (ii) to determine the fair market value of the Common Stock subject to Options or other awards; (iii) to determine the exercise price of Options granted, the economic terms of SARs granted, or the offering price of restricted stock; (iv) to determine the persons to whom, and the time or times at which, Options or SARs shall be granted or restricted stock granted or sold, and the number of shares subject to each Option or SAR or the number of shares of restricted stock granted or sold; (v) to construe and interpret the terms and provisions of this Plan, of any applicable agreement and all Options and SARs granted under this Plan, and of any restricted stock award under this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option and SAR granted and award of restricted stock (which need not be identical), including but not limited to, the time or times at which Options and SARs shall be exercisable or the time at which the restrictions on restricted stock shall lapse; (viii) with the consent of the grantee, to rescind any award or exercise of an Option or SAR and to modify or amend the terms of any Option, SAR or restricted stock; (ix) to reduce the exercise price of any Option, the base value from which appreciation is to be determined with respect to an SAR or the purchase price of restricted stock, provided that any such reduction shall not be less than provided with Sections 6.2.1 and 6.3.1; (x) to accelerate or defer (with the consent of the grantee) the exercise date of any Option or SAR or the date on which the restrictions on restricted stock lapse; (xi) to issue shares of restricted stock to an optionee in connection with the accelerated exercise of an Option by such optionee; (xii) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option. SAR or award of restricted stock; (xiii) to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan; and (xiv) to make all other determinations deemed necessary or advisable for the administration of this Plan, any applicable agreement, Option, SAR or award of restricted stock.

4.3 All questions of interpretation, implementation, and application of this Plan or any agreement or Option, SAR or award of restricted stock shall be determined by the Administrator, which determination shall be final and binding on all persons.

5.	GRANTING OF OPTIONS AND SARS; AGREEMENTS

5.1 No Options or SARs shall be granted under this Plan after ten (10) years from the date of adoption of this Plan by the Board. No SARs shall be granted under the Plan unless and until the common stock of the Company is publicly traded.

5.2 Each Option and SAR shall be evidenced by a written agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such grant is made. In the event of a conflict between the terms or conditions of an agreement and the terms and conditions of this Plan, the terms and conditions of this Plan shall govern.

Appendix B-2

5.3 Each agreement shall specify whether the Option it evidences is an NQO or an ISO, provided, however, all Options granted under this Plan to non-employee directors, consultants and advisers of the Company are intended to be NQOs.

5.4 Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options or SARs under this Plan to persons who are expected to become employees, directors, consultants or advisers of the Company, but are not employees, directors, consultants or advisers at the date of approval.

6.	TERMS AND CONDITIONS OF OPTIONS AND SARS

Each Option and SAR granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs and SARs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2. SARs shall be subject to the terms and conditions of Section 6.4.

6.1 Terms and Conditions to Which All Options and SARs Are Subject. All Options and SARs granted under this Plan shall be subject to the following terms and conditions:

6.1.1 Changes in Capital Structure. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, or if the Company effects a spin-off of the Company’s subsidiary, appropriate adjustments shall be made by the Administrator, in its sole discretion, in (a) the number and class of shares of stock subject to this Plan and each Option and SAR outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Any adjustment, however, in an outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the unexercised portion of the Option. Adjustments under this Section 6.1.1 shall be made by the Administrator, whose determination as to the nature of the adjustments that shall be made, and the extent thereof, shall be final, binding, and conclusive. If an adjustment under this Section 6.1.1 would result in a fractional share interest under an option or any installment, the Administrator’s decision as to inclusion or exclusion of that fractional share interest shall be final, but no fractional shares of stock shall be issued under the Plan on account of any such adjustment.

6.1.2 Corporate Transactions. Except as otherwise provided in the applicable agreement, in the event of a Corporate Transaction (as defined below), the Administrator shall notify each holder of an Option or SAR at least thirty (30) days prior thereto or as soon as may be practicable. To the extent not then exercised all Options and SARs shall terminate immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided. however, that the Administrator, in its sole discretion, may (i) permit exercise of any Options or SARs prior to their termination, even if such Options or SARs would not otherwise have been exercisable, and/or (ii) provide that all or certain of the outstanding Options and SARs shall be assumed or an equivalent Option or SAR substituted by an applicable successor corporation or entity or any Affiliate of the successor corporation or entity. A “Corporate Transaction” means (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of the Company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert.

6.1.3 Time of Option or SAR Exercise. Subject to Section 5 and Section 6.3.4, an Option or SAR granted under the Plan shall be exercisable (a) immediately as of the effective date of the of the applicable agreement or (b) in accordance with a schedule or performance criteria as may be set by the Administrator and specified in the applicable agreement. However, in no case may an Option or SAR be exercisable until a written agreement in form and substance satisfactory to the Company is executed by the Company and the grantee.

6.1.4 Grant Date. The date of grant of an Option or SAR under the Plan shall be the effective date of the applicable agreement.

Appendix B-3

6.1.5 Non-Transferability of Rights. Except with the express written approval of the Administrator, which approval the Administrator is authorized to give only with respect to NQOs and SARs, no Option or SAR granted under this Plan shall be assignable or otherwise transferable by the grantee except by will or by the laws of descent and distribution. During the life of the grantee, an Option or SAR shall be exercisable only by the grantee.

6.1.6 Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company and the proceeds of any payment shall be considered general funds of the Company. The Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

(a) Subject to the Sarbanes-Oxley Act of 2002, acceptance of the optionee’s full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest or original issue discount would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

(b) Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;

(c) Subject to the discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and

(d) By means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.

6.1.7 Withholding and Employment Taxes. At the time of exercise and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, the grantee of an Option or SAR shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the holder’s (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount), which are acquired upon exercise of the Option or SAR, withheld by the Company.

6.1.8 Other Provisions. Each Option and SAR granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.9 Determination of Value. For purposes of this Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:

(a) If the stock of the Company is listed on a securities exchange or is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

Appendix B-4

(b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry, the Company’s management, and the values of stock of other corporations in the same or a similar line of business.

6.1.10 Option and SAR Term. No Option or SAR shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the applicable agreement (the end of the maximum exercise period stated in the agreement is referred to in this Plan as the “Expiration Date”).

6.2 Terms and Conditions to Which NQOs and SARs Are Subject. Options granted under this Plan which are designated as NQOs and SARs shall be subject to the following terms and conditions:

6.2.1 Exercise Price. The exercise price of an NQO and the base value of a SAR shall be no less than the fair market value of the Common Stock on the date of grant.

6.2.2 Termination of Employment. Except as otherwise provided in the applicable agreement, if for any reason a grantee ceases to be employed by the Company or any of its Affiliates, Options that are NQOs and SARs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within ninety (90) days of the date of such termination (but in no event after the Expiration Date). For purposes of this Section 6.2.2, “employment” includes service as a director, consultant or adviser. For purposes of this Section 6.2.2, a grantee’s employment shall not be deemed to terminate by reason of the grantee’s transfer from the Company to an Affiliate, or vice versa, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed ninety (90) days or, if longer, if the grantee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1 Exercise Price. The exercise price of an ISO shall not be less than the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted. The exercise price of an ISO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Stockholder”) shall in no event be less than one hundred ten percent (110%) of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

6.3.2 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two (2) years from the date of grant of the Option or within one year after the issuance of such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3 Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5.4, the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4 Term. Notwithstanding Section 6.1.10, no ISO granted to any Ten Percent Stockholder shall be exercisable more than five (5) years after the date of grant.

Appendix B-5

6.3.5 Termination of Employment. Except as otherwise provided in the stock option agreement, if for any reason an optionee ceases to be employed by the Company or any of its Affiliates, Options that are ISOs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within ninety (90) days of the date of such termination (but in no event after the Expiration Date). For purposes of this Section 6.3.5, an optionee’s employment shall not be deemed to terminate by reason of the optionee’s transfer from the Company to an Affiliate, or vice versa, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed ninety (90) days or, if longer, if the optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.4 Terms and Conditions Applicable Solely to SARs. In addition to the other terms and conditions applicable to SARs in this Section 6, the holder shall be entitled to receive on exercise of an SAR only Common Stock at a fair market value equal to the benefit to be received by the exercise.

7.	MANNER OF EXERCISE

7.1 An optionee wishing to exercise an Option or SAR shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and/or withholding taxes as provided in Sections 6.1.6 and 6.1.7. The date the Company receives written notice of an exercise hereunder accompanied by the applicable payment will be considered as the date such Option or SAR was exercised.

7.2 Promptly after receipt of written notice of exercise and the applicable payments called for by Section 7.1, the Company shall, without stock issue or transfer taxes to the holder or other person entitled to exercise the Option or SAR, deliver to the holder or such other person a certificate or certificates for the requisite number of shares of Common Stock. A holder or permitted transferee of an Option or SAR shall not have any privileges as a stockholder with respect to any shares of Common Stock to be issued until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.	RESTRICTED STOCK

8.1 Grant or Sale of Restricted Stock.

8.1.1 No awards of restricted stock shall be granted under this Plan after ten (10) years from the date of adoption of this Plan by the Board.

8.1.2 The Administrator may issue shares under the Plan as a grant or for such consideration (including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes) as determined by the Administrator. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Administrator. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Administrator. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares may be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All Common Stock issued pursuant to this Section 8 shall be subject to a purchase or grant agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase or grant agreement may contain any terms, conditions, restrictions, representations and warranties required by the Administrator. The certificates representing the shares shall bear any legends required by the Administrator. The Administrator may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Administrator may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Administrator in its sole discretion, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

Appendix B-6

8.2 Changes in Capital Structure. In the event of a change in the Company’s capital structure, as described in Section 6.1.1, appropriate adjustments shall be made by the Administrator, in its sole discretion, in the number and class of restricted stock subject to this Plan and the restricted stock outstanding under this Plan; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.

8.3 Corporate Transactions. In the event of a Corporate Transaction, as defined in Section 6.1.2 hereof, to the extent not previously forfeited, all restricted stock shall be forfeited immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided, however, that the Administrator, in its sole discretion, may remove any restrictions as to any restricted stock. The Administrator may, in its sole discretion, provide that all outstanding restricted stock participate in the Corporate Transaction with an equivalent stock substituted by an applicable successor corporation subject to the restriction.

9.	EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate the employment, consulting or advising of any optionee or restricted stock holder at any time, nor confer upon any optionee or restricted stock holder any right to continue in the employ of, or consult or advise with, the Company or any of its Affiliates.

10.	CONDITIONS UPON ISSUANCE OF SHARES

10.1 Securities Act. Shares of Common Stock shall not be issued pursuant to the exercise of an Option or the receipt of restricted stock unless the exercise of such Option or such receipt of restricted stock and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

10.2 Non-Compete Agreement. As a further condition to the receipt of Common Stock pursuant to the exercise of an Option or the receipt of restricted stock, the optionee or recipient of restricted stock may be required not to render services for any organization, or engage directly or indirectly in any business, competitive with the Company at any time during which (i) an Option is outstanding to such Optionee and for six (6) months after any exercise of an Option or the receipt of Common Stock pursuant to the exercise of an Option and (ii) restricted stock is owned by such recipient and for six (6) months after the restrictions on such restricted stock lapse. Failure to comply with this condition shall cause such Option and the exercise or issuance of shares thereunder and/or the award of restricted stock to be rescinded and the benefit of such exercise, issuance or award to be repaid to the Company.

11.	NON-EXCLUSIVITY OF THIS PLAN

The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under this Plan.

12.	MARKET STAND-OFF

Each optionee, holder of an SAR or recipient of restricted stock, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options, SARs or receipt of restricted stock during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to a registration statement of the Company which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act and the restriction period shall not exceed 90 days after the registration statement becomes effective.

Appendix B-7

13.	AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, holder of an SAR or holder of restricted stock, no amendment, alteration, suspension or discontinuance may adversely affect such person’s outstanding Option(s), SAR(s) or the terms applicable to restricted stock except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that stockholder approval is advisable.

Appendix B-8

IMMUNOCELLULAR THERAPEUTICS, LTD.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the nominees for director listed below, FOR Proposals II, III, IV and V and a vote for ONE YEAR on Proposal VI.

Proposal I: To elect the directors named below, to hold office until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Nominees: 01 - Richard Chin, M.D.

02 - Richard A. Cowell

03 - Andrew Gengos

04 - Helen S. Kim

05 - Rahul Singhvi, Sc.D.

06 - Gary S. Titus

07 - John S. Yu, M.D.

Mark here to vote FOR all nominees

Mark here to WITHHOLD vote from all nominees

For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

For

Against

Abstain

For

Against

Abstain

Proposal II:

To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock from 99,000,000 to 149,000,000 shares.

Proposal III:

To approve the Company’s 2006 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 4,000,000 shares.

For

Against

Abstain

For

Against

Abstain

Proposal IV:

To ratify selection by the Audit Committee of the Board of Directors of Marcum LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.

Proposal V:

To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement.

1 Year

2 Years

3 Years

Abstain

Proposal VI:

To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1UPX 1697722 +

01ORAA

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — IMMUNOCELLULAR THERAPEUTICS, LTD.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to be Held on September 20, 2013

The undersigned hereby appoints John S. Yu, M.D. and Andrew Gengos, and each of them, as proxies for the undersigned, with full power of substitution and revocation, to vote all of the shares of stock of ImmunoCellular Therapeutics, Ltd. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of ImmunoCellular Therapeutics, Ltd. to be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, on Friday, September 20, 2013 at 8:00 a.m., and at any and all postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, on the following matters and in accordance with the following instructions, with discretionary authority as to any other business that may properly come before the meeting.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no direction is indicated, this proxy will be voted FOR all nominees listed in Proposal I, FOR Proposals II, III, IV and V, and for ONE YEAR on Proposal VI, as more specifically described in the proxy statement, and in the discretion of the proxy holders upon any other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

Please vote, date and promptly return this proxy card in the enclosed return envelope which is postage prepaid if mailed in the United States.